Exhibit 10.18

NET LEASE AGREEMENT

(Multi-Tenant)

by and between

CELL BIOSCIENCES, INC.,

a Delaware corporation

(“Tenant”)

and

702/703 INVESTORS, LLC,

a Delaware limited liability company

(“Landlord”)

NET LEASE AGREEMENT

(Multi-Tenant)

For and in consideration of the rentals, covenants, and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the following described Premises for the term, at the rental and subject to and upon all of the terms, covenants and agreements set forth in this Net Lease Agreement (“Lease”):

1.	Summary of Lease Provisions.

1.1	Tenant: Cell Biosciences, Inc., a Delaware corporation (“Tenant”).

1.2	Landlord: 702/703 Investors, LLC, a Delaware limited liability company (“Landlord”).

1.3	Date of Lease, for reference purposes only: March 17, 2011.

1.4	Premises: That certain space shown cross-hatched on the floor plan attached hereto as Exhibit A, consisting of approximately twenty thousand seventy-three (20,073) rentable square feet (and having a street address of 81 E. Daggett Drive, San Jose, California), situated in that certain approximately forty thousand four hundred thirteen (40,413) rentable square foot building shown cross-hatched or otherwise identified on the site plan attached hereto as Exhibit B (and such building having a street address of 71 and 81 E. Daggett Drive, San Jose, California). (Paragraph 2.1)

1.5	Term: Sixty-nine (69) months (from and after the Commencement Date until the Ending Date), unless sooner terminated pursuant to the terms of this Lease. (Paragraph 3)

1.6	Commencement Date: April 1, 2011, subject to the provisions of Paragraph 3 below. (Paragraph 3)

1.7	Ending Date: December 31, 2016, unless sooner terminated or extended pursuant to the terms of this Lease. (Paragraph 3)

1.8	Rent: During the Lease Term, Tenant shall pay base Rent for the Premises to Landlord in accordance with the schedule set forth below:

Lease Months During Term	Monthly Rental Rates Per Rentable Square Foot (NNN)		Monthly Rent (NNN)
01-09	$0.00/RSF	*	$0.00	*
10-21	$0.90/RSF		$18,065.70
22-33	$0.95/RSF		$19,069.35
34-45	$1.00/RSF		$20,073.00
46-57	$1.05/RSF		$21,076.65
58-69	$1.10/RSF		$22,080.30

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*	The Rent payable during each of the first nine (9) months of the Lease Term is actually Eighteen Thousand Sixty-five and 70/100 Dollars ($18,065.70) per month; however, Landlord agrees that such monthly Rent during the first nine (9) months of the Lease Term shall be conditionally abated (together with the management fee provided under Paragraph 12.1, which shall be abated during the same nine (9) month period), so long as Tenant is not in breach or default of any provision under this Lease beyond any applicable cure period. In the event Tenant is in breach or default of any provision contained in the Lease and such breach or default is not cured by Tenant within the applicable cure period, then the unamortized portion of the aggregate abated Rent (based on a sixty (60) month period commencing on the ninth month of the Lease Term) shall become due and payable upon notice or demand and Landlord shall be entitled to include such unamortized abated Rent in the amount of rentals that it is entitled to recover from Tenant under Paragraph 14.2.1 and under California Civil Code Section 1951.2 following Tenant’s Default. During the period in which Rent is conditionally abated pursuant to the schedule above (and thereafter during the Term of this Lease, as such Term may be extended), Tenant shall be obligated to pay Tenant’s percentage share of Operating Expenses pursuant to the terms of the Lease below.

Concurrently with the execution of this Lease, Tenant shall pay to Landlord the sum of $18,065.70, which shall be credited against the Rent payable for the tenth (10th) month of the Lease Term (Paragraph 4).

1.9	Use of Premises: General office, research, development, assembly, testing, shipping and product and device assembly use and other legally related uses (Paragraph 6).

1.10	Tenant’s percentage share of Operating Expenses: forty-nine and sixty-seven one hundredths percent (49.67%) with respect to the Building and eight and seven one hundredths percent (8.07%) with respect to the Project generally and not specifically allocable to any other building located on the Land (Paragraph 12). As an illustrative example of the foregoing, Landlord’s casualty and commercial general liability insurance premiums are allocated on a Project basis and not on a per Building basis and therefore Tenant’s percentage share of such insurance premiums and other Operating Costs allocated on a Project basis would be 8.07% of such Operating Costs. Ad valorem real property taxes and assessments levied or assessed against the Land (as defined in Section 2.1) and the buildings and improvements constructed thereon, including, without limitation, the Building, similarly are allocated on a Project basis and not on a per building basis.

1.11	Security Deposit Amount: Two Hundred Sixty-four Thousand Nine Hundred Sixty-three and 60/100 Dollars ($264,963.60) (Paragraph 5)

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1.12	Addresses for Notices:

To Landlord:	702/703 Investors, LLC,
c/o South Bay Development Company
1690 Dell Avenue
Campbell, CA 95008
Attn: Scott Trobbe

With a courtesy copy to:	Pacific Coast Capital Partners
150 California Street, 22nd Floor
San Francisco, CA 94111
Attn: Aaron Giovara

To Tenant:	To the Premises; however, prior to the Commencement Date notices to Tenant shall be addressed to:

Cell Biosciences, Inc.
3040 Oakmead Village Drive
Santa Clara, CA 95051
Attn: Jason Novi

With a courtesy copy to:	Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
Attn: Sally A. Kay, Esq.

1.13	Nonexclusive Right to Use No More Than: Eighty (80) parking spaces within the Common Area. (Paragraph 11.2)

1.14	Summary Provisions in General. Parenthetical references in this Paragraph 1 to other paragraphs in this Lease are for convenience of reference, and designate some of the other Lease paragraphs where applicable provisions are set forth. All of the terms and conditions of each such referenced paragraph shall be construed to be incorporated within and made a part of each of the above referring Summary of Lease Provisions. In the event of any conflict between any Summary of Lease Provision as set forth above and the balance of the Lease, the latter shall control.

2. Property Leased.

2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions herein set forth, those certain premises (“Premises”) referred to in Paragraph 1.4 above and shown cross-hatched on the floor plan attached hereto as Exhibit A. In addition, Tenant shall have such rights in and to the Common Area (defined in Paragraph 11.1 below) as are more fully described in Paragraph 11.1 below.

The building in which the Premises are located is referred to herein as the “Building.” The “Land” shall mean and refer to all of the real property described on Exhibit F attached hereto. Any reference in this Lease to the “Parcel” shall be deemed a reference to the Land. The Land, Building and any other building(s) or improvement(s) now or hereafter located on the Land are referred to herein

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collectively as the “Project.” Landlord and Tenant agree that all measurements of area contained in this Lease, including, without limitation, the size of the Premises, Building and Project, are an approximation which Landlord and Tenant agree are reasonable. Such measurements of area contained in this Lease also are conclusively agreed to be correct and binding upon the parties, and any subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any way in the computations of Rentals.

Landlord reserves the right to grant to tenants of the Project, and to the agents, employees, servants, invitees, contractors, guests, customers and representatives of such tenants or to any other user authorized by Landlord, the nonexclusive right to use the Land for pedestrian and vehicular ingress and egress and vehicular parking (excluding only that portion of the Land designated herein for Tenant’s exclusive use for vehicular parking, if any).

2.2 Improvements. Landlord shall not be obligated to construct or install any leasehold improvements in, on or around the Premises, Building or Project or, except as otherwise expressly provided in Paragraph 2.3 below, to provide any tenant improvement allowance to Tenant. The foregoing, however, shall not in any way excuse Landlord from performing its repair and maintenance obligations under this Lease.

2.3 Improvement Allowance. At the request of Tenant and subject to the terms of this Paragraph 2.3, Landlord shall provide Tenant with an improvement allowance in an amount not to exceed One Hundred Thousand Three Hundred Sixty-five and 00/1000 Dollars ($100,365.00) (the “Improvement Allowance”), which Improvement Allowance shall be applied to the costs paid by Tenant in designing, permitting and completing the Initial Tenant Improvements (as defined in Paragraph 2.3(e) below).

(a) Request for Payment. Prior to the commencement of construction or installation of the Initial Tenant Improvements, Tenant shall deliver to Landlord an estimate of the total costs of designing and constructing the Initial Tenant Improvements and a schedule of values and line item breakdown of such costs. Tenant may request disbursements from the Improvement Allowance not more frequently than once each month after the commencement of construction of the Initial Tenant Improvements, but Tenant shall not request any such disbursements after the twelfth (12th) month of the Lease Term. Each request for disbursement with respect to the design or construction of the Initial Tenant Improvements shall be accompanied by: (i) a written request for disbursement itemizing each category of cost for work in place for which payment is requested, in form and content reasonably acceptable to Landlord; (ii) conditional partial lien releases, in a form and content reasonably satisfactory to Landlord, from all persons and entities providing work or materials covered by such request; (iii) unconditional partial lien releases (or full lien releases if the contractor in question were paid in full) from all persons or entities providing work or materials who were paid out of the prior disbursement; and (iv) cancelled checks or invoices marked “Paid in Full” and/or other documents in a form reasonably acceptable to Landlord which substantiate and justify the disbursement requested. Within thirty (30) days after Landlord’s receipt of each fully completed disbursement request with respect to the design or construction of the Initial Tenant Improvements, Landlord shall pay ninety percent (90%) of the portion of the Improvement Allowance sought to be disbursed (or one hundred percent (100%) of that amount if Tenant has requested only ninety percent (90%) of the value of the work completed) directly to Tenant, or, in Landlord’s sole and absolute discretion, to the general contractor and the subcontractors, laborers, or suppliers entitled thereto; provided, however, Landlord reserves the right to reasonably disapprove some or all of the matters disclosed by such disbursement request and to withhold the amount relating to such disapproved matters from the disbursement, upon the following grounds: (1) work covered by disbursement request is defective or not constructed or performed pursuant to approved plans covering

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such work, (2) monies requested by such disbursement do not relate to work actually performed or (3) monies requested by such disbursement request do not relate to costs paid or incurred by Tenant. The ten percent (10%) remaining after any of the above disbursements shall be paid by Landlord within thirty-five (35) days after all of the following have occurred: (i) Tenant has submitted a final request for disbursement in accordance with the procedure set forth in this paragraph above, (ii) a notice of completion has been duly recorded with respect to the Initial Tenant Improvements, and (iii) no lien claim shall have been recorded within the thirty (30) day period following such recordation (or if there be a lien claim, such lien shall have been removed or bonded). If the projected costs of designing, permitted and constructing the Initial Tenant Improvements (as set forth in the schedule of values and work cost estimate) exceeds the Improvement Allowance (the amount by which the estimated Tenant’s Costs exceeds the Improvement Allowance shall be referred to herein as the “Excess Cost”), then each disbursement shall be in an amount equal to the proportion of the Initial Tenant Improvement work completed and covered by the disbursement request, as determined under the approved schedule of values, multiplied by a fraction, the numerator of which is the Improvement Allowance, and the denominator of which is the amount set forth in the schedule of values. In such event, Tenant shall pay to its general contractor and all persons entitled thereto any and all Excess Cost (i.e., any portions of the Tenant’s Costs not paid through the Improvement Allowance). Tenant acknowledges that Landlord shall have no obligation to disburse any amounts for Initial Tenant Improvements in excess of $100,365.00 total. Landlord shall have no obligation to disburse any amounts from the Improvement after the date twelve (12) months following the Commencement Date of this Lease.

“Tenant’s Costs” means: (i) all design, architectural and engineering fees and consultant fees incurred by Tenant in connection with the preparation, review and approval of the architectural plans and specifications related to the Initial Tenant Improvements; (ii) governmental agency plan check, permit and other fees; (iii) sales and other taxes; (iv) Title 24 fees; (v) inspection costs; and (vi) the actual costs and charges for material and labor and general contractor’s profit and general overhead incurred by Tenant in connection with the construction of the Initial Tenant Improvements. In the event that there are funds remaining in the Improvement Allowance after Tenant’s Costs have been paid in full, up to the balance of the Improvement Allowance may be used by Tenant for the costs and charges for the installation of cabling in the Premises.

(b) Costs to be Paid From Improvement Allowance. No portion of the Improvement Allowance may be used for moving and/or set up costs or to pay for any furniture or furnishings or information technology equipment (or cabling, except as otherwise expressly provided in Paragraph 2.3(a) above) to be used by Tenant in the Premises or in connection with Tenant’s business to be conducted therein. Subject to satisfaction of the conditions set forth in this Paragraph 2.3, the Improvement Allowance may be used by Tenant to pay for Tenant’s Costs referred to above. Landlord agrees not to charge Tenant any construction management fee, supervisions fee or design, architectural or engineering fees in connection with the construction of the Initial Tenant Improvements. In the event the entire Improvement Allowance is not disbursed to Tenant pursuant to the terms of this Paragraph 2.3 on or before the date twelve (12) months following the Commencement Date of this Lease, then Tenant shall be entitled to no further disbursement of the Improvement Allowance, Landlord shall have no liability to Tenant for any portion of the Improvement Allowance that is not disbursed to Tenant pursuant to the terms hereof and Tenant shall not be entitled to any reduction in the amount of Rent or Additional Rent owing under this Lease. The twelve (12) month period referred to in the immediately preceding sentence shall be extended one day for each day, if any, beyond April 1, 2011 that Landlord does not deliver possession of the Premises to Tenant in the Delivery Condition and/or that Landlord or any its agents, employees or contractors causes a delay in the completion of the Initial Tenant Improvements; provided, however, any day for day extension of the twelve (12) month period referred to in the immediately preceding sentence due to any delay(s) in the completion of the Initial Tenant Improvements caused by Landlord or any of its agents, employees or contractors shall not commence earlier than two (2) business days following the date Tenant notifies Landlord of such delay.

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(c) Conditions To Disbursement of Improvement Allowance. Landlord shall not be obligated to make any disbursements of the Improvement Allowance to or for the benefit of Tenant unless at the time of each request for disbursement, all of the following conditions are satisfied: (i) such request shall be made prior to twelve (12) months from the commencement of the Term, as such date may be extended pursuant to the provisions of Paragraph 2.3(b) above, (ii) there shall exist no Default by Tenant under this Lease, (iii) this Lease shall be in full force and effect, and (iv) Tenant shall have furnished to Landlord receipts, bills and releases of lien rights (in form and content reasonably satisfactory to Landlord as provided above) covering work done and/or materials furnished in connection with the construction of the Initial Tenant Improvements for which disbursement is sought by Tenant.

(d) Completion of Initial Tenant Improvements. Upon completion of the Initial Tenant Improvements, Tenant shall: (i) obtain and deliver to Landlord a certificate of completion for the Initial Tenant Improvements from Tenant’s architect; (ii) obtain and deliver to Landlord a copy of the building permit(s) issued for the Initial Tenant Improvements signed off as complete by the City of San Jose building inspector; (iii) make available to Landlord receipted invoices (or invoices with canceled checks attached) from Tenant’s contractor(s) showing evidence of full payment for such portion of the Initial Tenant Improvements as is shown on such invoices; (iv) deliver to Landlord a full set of reproducible as-built drawings for the Tenant Improvements to the extent applicable, including, without limitation, architectural drawings, structural drawings, mechanical drawings, including plumbing, fire sprinkler, electrical and life safety; (v) obtain and deliver to Landlord the building permit or permits for the Initial Tenant Improvements with final sign-off by the City of San Jose; and (vi) deliver to Landlord copies of all written construction and equipment warranties, if any, related to the portions of the Initial Tenant Improvements work involving building systems or those portions of the Premises Landlord is required to maintain or repair under the Lease. Tenant shall make such receipted invoices (or invoices with canceled checks attached) from Tenant’s general contractor available to Landlord for a period of one (1) year following completion of the Tenant Improvements.

(e) Definition of Initial Tenant Improvements. As used in this Paragraph 2.3, the term “Initial Tenant Improvements” shall mean those general utility or general purpose office improvements that are made to the Premises by Tenant in accordance with the terms of Paragraph 13 below and pursuant to all applicable laws as part of Tenant’s initial improvements to the Premises for its occupancy thereof, and shall not mean and include special purpose improvements needed by Tenant for the conduct its business or which might not be a permanent improvement to the New Premises (e.g., demountable partitions, special security requirements; or trade fixtures, furniture or furnishings of Tenant).

(f) Course of Construction Insurance. During the course of construction of the Initial Tenant Improvements, Tenant’s contractor shall procure and maintain builder’s all risk insurance in an amount equal to the projected total cost of the construction of the Initial Tenant Improvements. Landlord and Tenant shall be named as loss payees on such builder’s all risk insurance and any proceeds of such insurance shall be paid to Landlord and Tenant as their interests may appear.

2.4 Acceptance of Premises. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair and to have accepted the Premises in their condition existing as of the date Tenant takes possession of the Premises, subject to all applicable laws, covenants, conditions, restrictions, easements and other matters of public record and the reasonable rules and regulations from time to time promulgated by Landlord

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governing the use of any portion of the Project. Further, by taking possession of the Premises, Tenant shall be deemed to have accepted tenant improvements to be constructed by Landlord (if any) as being completed in accordance with the plans and specifications for such improvements, unless Tenant indicates otherwise on a written punch-list submitted to Landlord within ninety (90) days of the delivery of possession or when work to be done by Landlord has been completed, whichever is later. If Tenant does not submit any such written punchlist to Landlord within such ninety (90 day period, then Tenant waives any right to object to any tenant improvements constructed by Landlord prior to delivery of possession of the Premises to Tenant. Tenant acknowledges that, except as otherwise expressly provided in this Paragraph 2.4 below, neither Landlord nor any of Landlord’s agents, employees, affiliates, or property manager have made any representation or warranty (express or implied) as to the suitability of the Premises for the conduct of Tenant’s business, the condition of the Building or Premises, the compliance of the Premises with any codes, laws, ordinances, rules or regulations, or the use or occupancy which may be made thereof and Tenant has independently investigated and is satisfied that the Premises are suitable for Tenant’s intended use and that the Building and Premises meet all governmental requirements for such intended use.

Notwithstanding anything to the contrary contained in this Lease, Landlord agrees to deliver the Premises to Tenant with all Building systems and components in good working order and repair, including, but not limited to, the plumbing, lighting, electrical, mechanical, fire/life safety and heating, ventilation and air conditioning systems serving the Premises, and with the ceiling tiles and office doors in the Premises in good working order and repair (the “Delivery Condition”).

Landlord hereby warrants the mechanical systems, including, HVAC units, serving the Premises against defects for a period of one (1) year following the Commencement Date. Such warranty shall not be applicable to any defects in or to the such mechanical systems or HVAC units to the extent caused by (i) Tenant or any of its agents, employees, contractors, subcontractors, licensees, invitees, customers, vendors, sublessees or other representatives, (ii) any alterations, additions or improvements constructed or installed in, on or about the Premises by or on behalf of Tenant, (iii) any misuse of any of the mechanical systems or HVAC units serving the Premises by, or negligence or willful misconduct of, Tenant or any of its agents, employees, contractors, subcontractors, licensees, customers, vendors, sublessees or other representative or (iv) any breach by Tenant of this Lease. If any non-compliance with such warranty set forth in this paragraph exists as of the Commencement Date or within the one (1) year period referred to in this paragraph above, then, as Tenant’s sole remedy for such non-compliance, Landlord shall, promptly after receipt of written notice from Tenant setting forth the nature of such non-compliance, and notwithstanding anything to the contrary set forth in Paragraph 10.2 below, cure or remedy the same at Landlord’s sole cost. If Tenant does not give Landlord written notice of such non-compliance with this warranty within the one (1)-year period referred to above, then such warranty shall be deemed to have expired and shall be of no further force or effect.

Notwithstanding anything herein to the contrary, Landlord represents that, to Landlord’s actual knowledge, Landlord has not received any written notice from any governmental agency that the Building, or any portion thereof, is in violation of any of the provisions and requirements of the Americans with Disabilities Act of 1990, as amended (“ADA”). Landlord (and not Tenant) shall be responsible, at no cost to Tenant, for remedying or curing any violations of building codes, laws, ordinances, or other governmental requirements (including, without limitation, the ADA) that (x) exist as of the Commencement Date with respect to the Premises, or any part thereof, and/or (y) that are triggered within the Building (but outside of the Premises) by demolition or construction or installation of any of the improvements shown on the demolition floor plan and/or floor plan attached hereto as Exhibit C that are contemplated to be constructed or installed by Tenant in the Premises as part of Tenant’s initial leasehold improvements (the “Code Compliance Improvements”); provided, however, Landlord shall not

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be obligated to commence remedying or curing any such violations of building codes, laws, ordinances, or other governmental requirements existing as of the Commencement Date with respect to the Premises unless and until the governmental agency having jurisdiction over such matter requires such violation(s) be cured or remedied by Landlord (or Tenant) or unless Tenant cannot physically occupy the Premises until such violation(s) are cured or remedied. Landlord’s obligation to cure violations existing as of the Commencement Date or that are triggered by Tenant’s construction or installation of any of the Code Compliance Improvements shall not be applicable to violations that arise or are triggered by (i) any alterations, additions or improvements (other than the Code Compliance Improvements) undertaken, or caused to be undertaken by Tenant, (ii) Tenant’s application(s) for any permits (including, without limitation, building permits), licenses or approvals from any governmental or quasi-governmental authority (except for any applications for permits, licenses or approvals for the construction of the Code Compliance Improvements), or (iii) Tenant’s use of the Premises, but notwithstanding the foregoing Landlord shall be obligated for the Building’s compliance with the provisions and requirement of the ADA to the extent such compliance pertains to a violation of ADA existing as of the Commencement Date of this Lease or is triggered within the Building (but outside of the Premises) by the construction or installation of any Code Compliance Improvements.

3. Term.

3.1 Commencement Date. The term of this Lease (“Lease Term”) shall be for the period specified in Paragraph 1.5 above, commencing on the date set forth in Paragraph 1.6 (“Commencement Date”); provided, however, if Landlord does not deliver the Premises in the Delivery Condition referred to in Paragraph 2.4 above on or before April 1, 2011, then the Commencement Date of this Lease shall be the date Landlord delivers the Premises to Tenant in the Delivery Condition required above, the Ending Date shall be the date sixty-nine (69) months following the date Landlord delivers the Premises to Tenant in the Delivery Condition and no base Rent shall be due for the first nine (9) months following the date of such delivery of the Premises to Tenant in the Delivery Condition. Promptly following the Commencement Date of this Lease, upon presentation of the same to Tenant, Landlord and Tenant shall confirm the Commencement Date and Ending Date in writing, by completing and executing the Commencement Date Letter in the form of Exhibit D attached hereto. Tenant’s failure to execute and deliver the letter attached hereto as Exhibit D within ten (10) days after Tenant receives written request from Landlord to do so (subject to any legitimate disagreement by Tenant with the terms thereof, which both parties shall use reasonable efforts to resolve) shall not be a Default by Tenant hereunder, but the failure of either party to execute and deliver such letter shall not change the Commencement Date as determined in accordance with this Lease. The expiration of the Lease Term or sooner termination of this Lease is referred to herein as the “Lease Termination.”

3.2 Delay of Commencement Date. Landlord shall not be liable for any damage or loss incurred by Tenant for Landlord’s failure for whatever cause to deliver possession of the Premises by any particular date (including the Commencement Date), nor shall this Lease be void or voidable on account of such failure to deliver possession of the Premises; provided that if Landlord does not deliver possession of the Premises to Tenant by May 1, 2011 in the Delivery Condition required by this Lease, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord at any time prior to Landlord’s delivery of possession of the Premises to Tenant in the Delivery Condition required by this Lease, and Landlord and Tenant shall be relieved of their respective obligations hereunder; provided further that said date of May 1, 2011 above shall be extended by the number of days delivery of possession of the Premises is delayed due to fault or neglect of Tenant, acts of Tenant or Tenant’s agents, or due to acts of God, fires, earthquake, war, insurrection, riots and/or other causes beyond Landlord’s reasonable control.

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4. Rent.

4.1 Rent. Tenant shall pay to Landlord as rent for the Premises (“Rent”), in advance, on the first day of each calendar month, commencing on the date specified in Paragraph 1.6 and continuing throughout the Lease Term the Rent set forth in Paragraph 1.8 above. Rent shall be prorated, based on thirty (30) days per month, for any partial month during the Lease Term. Except as otherwise expressly set forth herein, Rent shall be payable without deduction, offset, prior notice or demand in lawful money of the United States to Landlord at the address herein specified for purposes of notice or to such other persons or such other places as Landlord may designate in writing.

4.2 Late Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, Tenant shall pay to Landlord, as Additional Rent (as defined in Paragraph 4.3 below), without the necessity of prior notice or demand, a late charge equal to five percent (5%) of any installment of Rent or other amount payable by Tenant under this Lease which is not received by Landlord within ten (10) days after the due date for such installment or payment. Notwithstanding the foregoing, Landlord will not assess a late charge until Landlord has given written notice of such late payment for the first late payment in any twelve (12) month period and after Tenant has not cured such late payment within three (3) days from receipt of such notice. No other notices will be required during the following twelve (12) months for a late charge to be imposed or incurred. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any installment of Rent or other sum payable by Tenant to Landlord under this Lease or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay such installment of Rent or other sum when due, including without limitation the right to terminate this Lease. In the event any installment of Rent or other sum payable by Tenant to Landlord under this Lease is not received by Landlord by the due date for such installment, such installment shall bear interest at the annual rate set forth in Paragraph 34 below, commencing on the date such Rent installment or other sum payable under this Lease is due and continuing until such installment or other sum payable under this Lease is paid in full.

4.3 Additional Rent. All taxes, charges, costs and expenses and other sums which Tenant is required to pay hereunder (together with all interest and charges that may accrue thereon in the event of Tenant’s failure to pay the same), and all damages, costs and reasonable expenses which Landlord may incur by reason of any Default by Tenant shall be deemed to be additional rent hereunder (“Additional Rent”). Additional Rent shall accrue commencing on the Commencement Date. In the event of nonpayment by Tenant of any Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of Rent. The term “Rentals” as used in this Lease shall mean Rent and Additional Rent.

5. Security Deposit; Letter of Credit.

5.1 Cash Security Deposit. Concurrently with Tenant’s execution of this Lease, unless Tenant delivers to Landlord the Letter of Credit referred to below, Tenant shall deposit with Landlord a cash security deposit (“Security Deposit”) in the amount set forth in Paragraph 1.11 above. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of each and every term, covenant and condition of this Lease applicable to Tenant, and not as prepayment of Rent. If Tenant shall at any time fail to keep or perform any term, covenant or condition of this Lease

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applicable to Tenant, including without limitation, the payment of Rentals or those provisions requiring Tenant to repair damage to the Premises caused by Tenant or to surrender the Premises in the condition required pursuant to Paragraph 35 below, after notice and failure to cure, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit reasonably necessary for the payment of any amount which Landlord may spend by reason of Tenant’s default or as necessary to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. In the event Landlord uses or applies any portion of the Security Deposit, Tenant shall, within ten (10) business days after written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum. Failure by Tenant to so remit funds shall be a Default by Tenant. Tenant waives any restriction on the uses to which the Security Deposit or any portion thereof may be put contained in California Civil Code Section 1950.7 and Tenant hereby agrees that such Security Deposit may be applied against, among other things, delinquent rents accruing prior to termination of this Lease and future rent damages under California Civil Code Section 1951.2. Tenant also waives those provisions of California Civil Code Section 1950.7, except subsection (b), and all other provisions of law now or hereafter in force, which provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance of it shall be returned to Tenant within thirty (30) days following the expiration of the Term and Tenant vacating possession of the Premises. If Landlord sells or transfers its interest in the Premises during the Term and deposits with the purchaser or credits to the purchaser the Security Deposit or balance of it, then, upon such sale or transfer and notice thereof to Tenant, Landlord shall be discharged from any further liability with respect to the Security Deposit.

5.2 Letter of Credit. At any time during the Lease Term, Tenant shall have the right, subject to the provisions of this Paragraph 5.2, to substitute for the cash Security Deposit referred to above (and deliver to Landlord) an unconditional, irrevocable, transferable, standby letter of credit (the “Letter of Credit”) in the amount of the Security Deposit Amount and issued by Comerica, or other a financial institution (“Issuer”) satisfactory to Landlord in its sole discretion. The Letter of Credit shall be substantially in the form attached as Exhibit G-1 or Exhibit G-2 hereto. The Letter of Credit shall permit partial draws, and provide that draws thereunder will be honored upon presentation by Landlord of Landlord’s drafts at site without conditions (other than typical draft request certification) at a location in the San Francisco Bay Area metropolitan area (which draft may be submitted by FedEx or similar overnight courier service). The Letter of Credit shall have an expiration period of one (1) year but shall automatically renew by its terms unless affirmatively cancelled by Issuer, in which case Issuer must provide Landlord thirty (30) days’ prior written notice of such expiration or cancellation. The Letter of Credit shall remain in effect, whether through replacement, renewal or extension, until forty-five (45) days after the expiration of the Lease Term, as the same may be extended. Any amount drawn under the Letter of Credit and not utilized by Landlord for the purposes permitted by this Lease shall be held as collateral for Tenant’s obligations under this Lease as provided in Paragraph 5.1 above or applied by Landlord for the payment of any amount which Landlord may spend by reason of Tenant’s default (after the expiration of applicable notice and cure periods) or as necessary to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default (including, without limitation, delinquent Rentals owing by Tenant to Landlord and future rent damages under California Civil Code Section 1951.2). If the Tenant fails to renew or replace the Letter of Credit as required under this Lease at least ten (10) days before its stated expiration date, Landlord may draw upon the entire amount of the Letter of Credit. No fees applicable to the Letter of Credit shall be charged to Landlord.

The Letter of Credit shall provide, among other things, that (i) Landlord (or Landlord’s lender holding a security interest in the Premises and Building (“Lender”) if such Lender is named as a

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beneficiary, co-beneficiary with Landlord or authorized by Landlord to draw on the Letter of Credit) shall have a right to draw down an amount up to the face amount of the Letter of Credit upon presentation to the Issuer of Landlord’s (or its Lender’s) statement that such amount is due to Landlord under the terms and conditions of this Lease, as the same may be amended; it being understood that if Landlord is a corporation, partnership, limited liability company or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), a managing member, manager or other authorized member (if a limited liability company) or any authorized party (if another entity); and (ii) the Letter of Credit will be honored by the Issuer without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of the statement.

If, after Landlord accepts any Letter of Credit pursuant to the terms of this Paragraph 5.2, the Issuer of such Letter of Credit enters into any form of regulatory or governmental receivership or other similar regulatory or governmental proceeding, including, without limitation, any receivership instituted or commenced by the Federal Deposit Insurance Corporation (“FDIC”), or is otherwise declared insolvent or downgraded by the FDIC (or is closed for any reason), or the FDIC repudiates the Letter of Credit, then, within ten (10) business days following the occurrence of such event, Tenant shall deliver to Landlord a replacement Letter of Credit in the same form and amount as the original Letter of Credit accepted by Landlord and from a new Issuer acceptable to Landlord in its sole and absolute discretion (or, in lieu thereof, Tenant may deliver a cash Security Deposit).

If Tenant breaches or fails to perform any obligation or covenant under or of this Lease beyond the expiration of any applicable notice and cure period, including, but not limited to, the payment of monthly Rent or any Additional Rent, Landlord may (but shall not be required to) draw upon all or any part of the Letter of Credit and use, apply, or retain all or any part of the cash proceeds thereof for the payment of any sums in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default (including, without limitation, delinquent Rentals owing by Tenant to Landlord and future rent damages under California Civil Code Section 1951.2). If Landlord draws upon all or any portion of the Letter of Credit for the foregoing purposes, Tenant shall, within ten (10) business days after written demand therefor, deliver a new Letter of Credit (in a form and issued by an Issuer meeting the requirements above) in an amount equal to the full amount required hereunder less the amounts, if any, drawn by Landlord under the Letter of Credit which were not used by Landlord to cure any then existing default by Tenant hereunder or to reimburse Landlord for any damage or loss caused by any such default (and which unapplied amounts so drawn by Landlord shall continue to be held by Landlord pursuant to the terms of this Paragraph 5.2, except that if Landlord later applies any of such previously unapplied amounts as permitted hereunder, then Tenant shall, within ten (10) business days after written demand therefor, deliver a new Letter of Credit (in a form and issued by an Issuer meeting the requirements above) in an amount equal to the amount of Letter of Credit proceeds so applied by Landlord). Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a draw by Landlord of any portion of the Letter of Credit. Tenant’s failure to timely deliver such new Letter(s) of Credit shall be a Default by Tenant (or default) under this Lease and shall entitle Landlord to draw upon the balance of the Letter(s) of Credit in full and retain the cash proceeds thereof in accordance with this Paragraph 5.2. Landlord shall not be required to keep any such amount separate from its general funds and Tenant shall not be entitled to interest on such funds. So long as Tenant is not in default at the expiration or termination of this Lease, as the same may be amended, the Letter(s) of Credit, and/or any cash proceeds thereof, held by Landlord or its Lender shall be returned to Tenant (or any assignee of Tenant), not later than thirty (30) days after Tenant has vacated the Premises, provided that subsequent to the expiration or earlier termination of this Lease, Landlord may draw upon the Letter(s) of Credit and retain therefrom sums in default by Tenant under this Lease, and/or amounts to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default, including, without limitation, (a) any and all

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amounts permitted by California Civil Code Section 1950.7, and (b) such sums as Landlord reasonably estimates will thereafter become due by reason of Tenant’s default, if any, under this Lease (including, without limitation, future rent damages under California Civil Code Section 1951.2). Landlord and Tenant hereby agree that Landlord may, in addition, claim those sums necessary to compensate Landlord for any other direct and foreseeable loss or damage caused by the act or omission of Tenant or Tenant’s officers, members, partners, agents, employees, independent contractors or invitees or the default of Tenant under this Lease.

Tenant agrees that Landlord shall have the right to pledge the Letter of Credit or otherwise grant a security interest therein to Landlord’s Lender, and shall have the right to deliver the Letter of Credit or all or any portion of the proceeds of such Letter of Credit to Landlord’s Lender in connection therewith, provided such Letter of Credit (or proceeds thereof) shall only be used in accordance with, and shall continue to be governed by, the terms and provisions of this Paragraph 5.2. At Landlord’s election, the Letter of Credit may name Landlord’s Lender as a beneficiary, or as a co-beneficiary with Landlord and/or may require that Landlord’s Lender sign the certification required to be presented for any draw against the Letter of Credit. Any draw-down on the Letter of Credit by Lender shall be credited against the applicable default by Tenant under the Lease. In the event of a termination or transfer of Landlord’s interest in this Lease or in the event Landlord sells and conveys the Building or Project to a third party, Landlord shall transfer its interest in the Letter of Credit to Landlord’s successor-in-interest under the Lease. In addition, upon termination or transfer of Landlord’s interest in this Lease, within ten (10) days after request by Landlord or Landlord’s successor, Tenant shall, as Landlord or Landlord’s successor shall request, either cause the Letter of Credit to be amended to name Landlord’s successor as the party entitled to draw down on the Letter of Credit subject to the terms and conditions of this Paragraph 5 and deliver such amendment to the requesting party, or shall obtain and deliver to the requesting party a new Letter of Credit meeting the requirements of this Paragraph 5.2, naming Landlord’s successor as the party entitled to draw down on the Letter of Credit subject to the terms and conditions of this Paragraph 5.2. At Landlord’s election, within ten (10) business days after request by Landlord, Tenant shall either cause the Letter of Credit to be amended to name Landlord’s Lender as the beneficiary, or as a co-beneficiary with Landlord, and/or as a signatory or cosigner of any certification presented for a draws down of the Letter of Credit, and to incorporate other changes to the Letter of Credit reasonably requested by Landlord’s Lender which do not alter or increase in any material respect Tenant’s obligations under this Paragraph 5.2 or in connection with the Letter of Credit, or shall obtain a new Letter of Credit to effectuate such changes and otherwise meeting the requirements of this Paragraph 5.2 above. Any reasonable fee due in connection with the transfer of Landlord’s rights as beneficiary under the Letter of Credit to a successor Landlord or to Landlord’s Lender, or in connection with an amendment to, or substitution of, a Letter of Credit, shall be paid by Tenant to the financial institution owed such fee upon demand. If Tenant fails to execute any documents necessary to transfer the Letter of Credit to Landlord’s successor-in-interest or Landlord’s Lender within ten (10) business days after Landlord’s written request therefor, Landlord may draw upon the Letter of Credit and transfer the cash proceeds thereof to Landlord’s successor-in-interest or Lender to be held as collateral for Tenant’s performance hereunder and applied, if applicable, in accordance with and subject to the terms and conditions of Paragraph 5.1. Tenant agrees that Landlord shall be released from liability for the return of the Letter of Credit or the unapplied cash proceeds thereof or any accounting of such proceeds upon a transfer of the Letter of Credit or unapplied cash proceeds thereof to Landlord’s successor-in-interest or lender in accordance with the foregoing procedure.

Tenant agrees not to look to Landlord’s successor-in-interest or Lender for accountability for any Letter of Credit or proceeds thereof required by the Landlord hereunder, unless such Letter of Credit or proceeds thereof has actually been received by Landlord’s successor-in-interest or Lender and has not been returned to Landlord.

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5.3 Reduction of Cash Security Deposit or Letter of Credit. Notwithstanding the provisions of Paragraph 5.1 and 5.2 above, if (i) Tenant has generated gross revenues of at least Forty-six Million Five Hundred One Thousand Six Hundred and 00/100 Dollars ($46,501,600.00) during calendar year 2012, and (ii) no Default by Tenant has occurred under this Lease prior to the expiration of calendar year 2012, then the cash Security Deposit or Letter of Credit, as the case may be, held by Landlord at the end of calendar year 2012 shall be reduced to One Hundred Thirty-two Thousand Four Hundred Eighty-one and 80/100 Dollars ($132,481.80); provided, however, prior to reducing such cash Security Deposit or Letter of Credit as provided above, Tenant shall produce evidence, reasonably satisfactory to Landlord (including, without limitation, audited financial statements), that the event described in clause (i) immediately above has occurred. In addition, notwithstanding the provisions of Paragraph 5.1 and 5.2 above, if (x) Tenant has generated gross revenues of at least Sixty-two Million Seven Hundred Twelve Thousand Eight Hundred and 00/100 Dollars ($62,712,800.00) during calendar year 2013, and (y) no Default by Tenant has occurred under this Lease prior to the expiration of calendar year 2013, then the cash Security Deposit or Letter of Credit, as the case may be, held by Landlord at the end of calendar year 2012 shall be reduced to Twenty-two Thousand Eighty and 30/100 Dollars ($22,080.3); provided, however, prior to reducing such cash Security Deposit or Letter of Credit as provided immediately above, Tenant shall produce evidence, reasonably satisfactory to Landlord (including, without limitation, audited financial statements), that the events described in clause (x) immediately above has occurred.

6. Use of Premises.

6.1 Permitted Uses. Tenant shall use the Premises and the Common Area only in conformance with applicable governmental or quasi-governmental laws, statutes, orders, regulations, rules, ordinances and other requirements now or hereafter in effect (collectively, “Laws”) for the purposes set forth in Paragraph 1.9 above, and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided that such other use is in conformance with applicable Laws. Tenant acknowledges and agrees that Landlord has selected or will be selecting tenants for the Building in order to produce a mix of tenant uses compatible and consistent with the design integrity of the Building and with other uses of the Building; provided, however, the selection of Building tenants shall be in Landlord’s reasonable discretion and Landlord in making such selection shall not be deemed to be warranting that any use of the Building made by any such tenant is compatible or consistent with the design integrity of the Building or other uses of the Building. Any change in use of the Premises or the Common Area without the prior written consent of Landlord shall be a Default by Tenant. Tenant and Tenant’s agents shall comply with the provisions of any Declaration of Covenants, Conditions, and Restrictions affecting the Premises and the Common Area.

During the Term of this Lease, Tenant shall be permitted to have access to the Premises 24 hours per day, 7 days per week, 365 days per year, unless such access is prohibited, limited or restricted by any governmental or quasi-governmental law, statute, ordinance, rule or regulation, damage to or destruction or condemnation of the Premises, Building or other portion of the Project or due to an emergency.

6.2 Tenant to Comply with Legal Requirements. Tenant shall, at its sole cost, promptly comply with all Laws relating to or affecting Tenant’s particular use or occupancy of the Premises or use of the Common Area, now in force, or which may hereafter be in force, including without limitation those relating to utility usage and load or number of permissible occupants or users of the Premises, whether or not the same are now contemplated by the parties; with the provisions of all recorded documents affecting the Premises or the Common Area insofar as the same relate to or affect Tenant’s particular use or occupancy of the Premises or use of the Common Area; and with the requirements of any board of fire underwriters (or similar body now or hereafter constituted) relating to or affecting Tenant’s particular use or occupancy of the Premises or use of the Common Area. Tenant’s

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obligations pursuant to this Paragraph 6.2 shall include, without limitation, maintaining or restoring the Premises and making structural and non-structural alterations and additions in compliance and conformity with all Laws (except to the extent Landlord’s responsibility pursuant to the provisions of the last paragraph of Paragraph 2.4 above) and recorded documents, in each case to the extent relating to Tenant’s particular use or occupancy of the Premises during the Lease Term, Tenant’s application for any permit or governmental approval or alterations, additions or improvements made to the Premises by Tenant or the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees, licensees, sublessees or other representatives. Any alterations or additions undertaken by Tenant pursuant to this Paragraph 6.2 shall be subject to the requirements of Paragraph 13.1 below. At Landlord’s option, Landlord may make the required alteration, addition or change, and Tenant shall pay the cost thereof as Additional Rent. With respect to any structural alterations or additions as may be hereafter required with respect to the Building, Premises, or Common Area due to a change in laws and unrelated to Tenant’s specific use of the Premises or the Common Area, Tenant’s application(s) for any permit or governmental approval, Tenant’s alterations, additions or improvements to the Premises or the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees, licensees, sublessees or other representatives, the cost thereof shall be amortized at the lesser of (i) the annual rate of interest charged on the loan obtained by Landlord to finance the applicable structural alteration(s), addition(s) or improvement(s) (or if Landlord does not obtain a loan to finance such structural alteration(s), addition(s) or improvement(s), then at two percent (2%) above the prime rate or reference rate published in the Wall Street Journal (or if such rate is not published in the Wall Street Journal, then the prime rate or reference rate established by a national bank selected by Landlord)), or (ii) the maximum rate permitted by law, over the useful life of the alteration or addition, and Tenant shall pay its percentage share (as defined in Paragraph 1.10 above) of such monthly amortized cost on the first day of each month (prorated for any partial month) from the date of installation or repair through Lease Termination.

Tenant shall obtain prior to taking possession of the Premises any permits, licenses or other authorizations required for the lawful operation of its business at the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, regardless of whether Landlord is a party thereto or not, that Tenant has violated such Law or recorded document relating to Tenant’s particular use or occupancy of the Premises or use of the Common Area shall be conclusive of the fact of such violation by Tenant.

Without limiting the foregoing, Landlord agrees that it, at Landlord’s sole cost, shall be responsible for complying with any Laws that are violated as a result of the gross negligence or willful misconduct of Landlord or any of its agents, employees or contractors. Landlord also shall be responsible, at its sole cost, for compliance with Laws to the extent expressly provided in the last paragraph of Paragraph 2.4 above.

6.3 Prohibited Uses. Tenant and Tenant’s agents shall not commit or suffer to be committed any waste upon the Premises. Tenant and Tenant’s agents shall not do or permit anything to be done in or about the Premises, Building, Project or Common Area which will in any way obstruct or interfere with the rights of any other tenants of the Building or Project, other authorized users of the Common Area, or occupants of neighboring property, or injure them. Tenant shall not conduct or permit any auction or sale open to the public to be held or conducted on or about the Premises, Building, Project or Common Area. Tenant and Tenant’s agents shall not use or allow the Premises to be used for any unlawful, or hazardous purpose or any purpose not permitted by this Lease, nor shall Tenant or Tenant’s agents cause, maintain, or permit any nuisance in, on or about the Premises, Building, Project or Common Area. Tenant shall not overload existing electrical systems or other mechanical equipment servicing the Building, impair the efficient operation of the sprinkler system or the heating, ventilation or

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air conditioning equipment within or servicing the Building or damage, overload or corrode the sanitary sewer system. Tenant and Tenant’s agents shall not do or permit anything to be done in or about the Premises nor bring or keep anything in the Premises which will in any way increase the rate of any insurance upon any portion of the Project or any of its contents, or cause a cancellation of any insurance policy covering any portion of the Project or any of its contents, nor shall Tenant or Tenant’s agents keep, use or sell or permit to be kept, used or sold in or about the Premises any articles which may be prohibited by a standard form policy of fire insurance. In the event the rate of any insurance upon any portion of the Project or any of its contents is increased because of Tenant’s particular use (as distinct from normal office use or normal ancillary use) of the Premises or that of Tenant’s agents, Tenant shall pay, as Additional Rent, the full cost of such increase; provided, however this provision shall in no event be deemed to constitute a waiver of Landlord’s right to declare a default hereunder by reason of the act or conduct of Tenant or Tenant’s agents causing such increase or of any other rights or remedies of Landlord in connection therewith. Tenant and Tenant’s agents shall not place any loads upon the floor, walls or ceiling of the Premises which would endanger the Building or the structural elements thereof or of the Premises, nor place any harmful liquids in the drainage system of the Building or Common Area. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Project except in enclosed trash containers designated for that purpose by Landlord. No materials, supplies, equipment, finished products (or semi-finished products), raw materials, or other articles of any nature shall be stored upon, or be permitted to remain on, any portion of the Project outside the Premises.

6.4 Hazardous Materials. Neither Tenant nor Tenant’s agents shall permit the introduction, placement, use, storage, manufacture, transportation, release or disposition (collectively “Release”) of any Hazardous Material(s) (defined below) on or about any portion of the Project without the prior written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord without any requirement of reasonableness in the exercise of that discretion. Notwithstanding the immediately preceding sentence to the contrary, Tenant may use de minimis quantities of the types of materials which are technically classified as Hazardous Materials but commonly used in domestic or office use to the extent not in an amount, which, either individually or cumulatively, would be a “reportable quantity” under any applicable Law and such other Hazardous Materials as are commonly used in connection with, and necessary for the operation of, Tenant’s business provided that Landlord receives notice prior to such Hazardous Materials being brought onto the Premises and Landlord consents in writing to such Hazardous Materials. In all cases, Tenant shall use such Hazardous Materials in compliance with all applicable Laws. Tenant covenants that, at its sole cost and expense, Tenant will comply, and cause its agents, employees, contractors, sublessees, licensees and invitees to comply, with all applicable Laws with respect to the Release by Tenant, its agents, employees, contractors, sublessees, licensees or invitees of such permitted Hazardous Materials. Any Release beyond the scope allowed in this paragraph shall be subject to Landlord’s prior consent, which may be withheld in Landlord’s sole and absolute discretion, and shall require an amendment to the Lease in the event Landlord does consent which shall set forth the materials, scope of use, indemnification and any other matter required by Landlord in Landlord’s sole and absolute discretion. Tenant shall indemnify, defend and hold Landlord and Landlord’s agents, members and lenders harmless from and against any and all claims, losses, damages, liabilities, actions, causes of action, clean up and remediation costs, penalties, liens, costs and/or expenses arising in connection with the Release of Hazardous Materials in violation of Hazardous Materials Laws by Tenant, Tenant’s agents or any other person using the Premises with Tenant’s knowledge and consent or authorization. Tenant’s obligation to defend, hold harmless and indemnify pursuant to this Paragraph 6.4 shall survive Lease Termination.

The foregoing indemnity shall not apply to, and Tenant shall not be responsible for, the presence of Hazardous Materials on, under, or about the Premises, Building or Common Area to the extent in existence as of the date hereof or to the extent caused by any third parties (i.e. persons or entities other

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than Tenant or its agents, employees, affiliates, contractors, subcontractors, sublessees, licensees, invitees, and other representatives) or by Landlord or Landlord’s employees, agents or contractors unless and to the extent such Hazardous Materials are exacerbated by the negligent acts of Tenant or any of Tenant’s agents, employees, affiliates, contractors, invitees, licensees, sublessees or other representatives.

As used in this Lease, the term “Hazardous Materials” means any chemical, substance, waste or material which has been or is hereafter determined by any federal, state or local governmental authority to be capable of posing risk of injury to health or safety, including without limitation, those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Hazardous Materials Transportation Act, as amended, and in the regulations promulgated pursuant to said laws; those substances defined as “hazardous wastes” in section 25117 of the California Health & Safety Code, or as “hazardous substances” in section 25316 of the California Health & Safety Code, as amended, and in the regulations promulgated pursuant to said laws; those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto); such other substances, materials and wastes which are or become regulated or become classified as hazardous or toxic under any Laws, including without limitation the California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a “hazardous substance” pursuant to section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to section 307 of the Clean Water Act of 1977 (33 U.S.C. § 1317), as amended; (v) flammable explosives; (vi) radioactive materials; or (vii) radon gas.

Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect, investigate, sample and/or monitor the Premises, the Building and Common Area, including any soil, water, groundwater, or other sampling, to the extent reasonably necessary to determine whether Tenant is complying with the terms of this Lease with respect to Hazardous Materials. In connection therewith, Tenant shall provide Landlord with reasonable access to all portions of the Premises; provided, however, that Landlord shall avoid any unreasonable interference with the operation of Tenant’s business on the Premises. In the event Tenant has violated any of its covenants or agreements set forth in this Paragraph 6.4 or it is determined that Tenant has discharged or released Hazardous Materials in, on or under the Premises or any other portion of the Project, then all reasonable costs incurred by Landlord in performing such inspections, investigation, sampling and/or monitoring shall be reimbursed by Tenant to Landlord as Additional Rent within thirty (30) days after Landlord’s demand for payment.

7. Taxes.

7.1 Personal Property Taxes. Tenant shall cause Tenant’s trade fixtures, equipment, furnishings, furniture, merchandise, inventory, machinery, appliances and other personal property installed or located on the Premises (collectively the “personal property”) to be assessed and billed separately from the Land and the Building. Tenant shall pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon or against Tenant’s personal property. If any of Tenant’s personal property shall be assessed with the Land or the Building, Tenant shall pay to Landlord, as Additional Rent, the amounts attributable to Tenant’s personal property within thirty (30) days after receipt of a written statement from Landlord setting forth the amount of such taxes, assessments and public charges attributable to Tenant’s personal property. Tenant shall comply with the provisions of any Law which requires Tenant to file a report of Tenant’s personal property located on the Premises.

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7.2 Other Taxes Payable Separately by Tenant. Tenant shall pay (or reimburse Landlord, as Additional Rent, if Landlord is assessed), prior to delinquency or within thirty (30) days after receipt of Landlord’s statement thereof, any and all taxes, levies, assessments or surcharges payable by Landlord or Tenant and relating to this Lease or the Premises (other than Landlord’s net income, succession, transfer, gift, franchise, estate or inheritance taxes, and Taxes, as that term is defined in Paragraph 7.3(a) below, payable as an Operating Expense), whether or not now customary or within the contemplation of the parties hereto, whether or not now in force or which may hereafter become effective, including but not limited to taxes:

(a) Upon, allocable to, or measured by the area of the Premises or the Rentals payable hereunder, including without limitation any gross rental receipts, excise, or other tax levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such Rentals;

(b) Upon or with respect to the use, possession occupancy, leasing, operation and management of the Premises or any portion thereof;

(c) Upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or

(d) Imposed as a means of controlling or abating the use of energy or any natural resource (including without limitation gas, electricity or water), including, without limitation, any parking taxes, levies or charges or vehicular regulations imposed by any governmental agency. Tenant shall also pay, prior to delinquency, all privilege, sales, excise, use, business, occupation, or other taxes, assessments, license fees, or charges levied, assessed or imposed upon Tenant’s business operations conducted at the Premises.

In the event any such taxes are payable by Landlord and it shall not be lawful for Tenant to reimburse Landlord for such taxes, then the Rentals payable hereunder shall be increased to net Landlord the same net Rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

7.3 Common Taxes.

(a) Definition of Taxes. The term “Taxes” as used in this Lease shall collectively mean (to the extent any of the following are not paid by Tenant pursuant to Paragraphs 7.1 and 7.2 above) all real estate taxes and general and special assessments (including, but not limited to, assessments for public improvements or benefit); personal property taxes; taxes based on vehicles utilizing parking areas on the Land; taxes computed or based on rental income or on the square footage of the Premises or the Building (including without limitation any municipal business tax but excluding federal, state and municipal net income taxes); increases in real property taxes arising from a change in ownership of the Project, or applicable portion thereof; environmental surcharges; excise taxes; gross rental receipts taxes; sales and/or use taxes; employee taxes; water and sewer taxes, levies, assessments and other charges in the nature of taxes or assessments (including, but not limited to, assessments for public improvements or benefit); and all other governmental, quasi-governmental or special district impositions of any kind and nature whatsoever; regardless of whether any of the foregoing are now customary or within the contemplation of the parties hereto and regardless of whether resulting from

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increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing and which during the Lease Term are laid, levied, assessed or imposed upon Landlord and/or become a lien upon or chargeable against any portion of the Project under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental, quasi-governmental or special district authority whatsoever. The term “environmental surcharges” shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or imposed by any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy or any natural resource in regard to the use, operation or occupancy of the Project. The term “Taxes” shall include (to the extent the same are not paid by Tenant pursuant to Paragraphs 7.1 and 7.2 above), without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever upon or with respect to the use, possession, occupancy, leasing, operation or management of the Project or in lieu of or equivalent to any Taxes set forth in this Paragraph 7.3(a). In the event any such Taxes are payable by Landlord and it shall not be lawful for Tenant to reimburse Landlord for such Taxes, then the Rentals payable hereunder shall be increased to net Landlord the same net Rental after imposition of any such Tax upon Landlord as would have been payable to Landlord prior to the imposition of any such Tax.

(b) Operating Expense. All Taxes which are levied or assessed or which become a lien upon any portion of the Project or which become due or accrue during the Lease Term shall be an Operating Expense, and Tenant shall pay as Additional Rent each month during the Lease Term 1/12th of its annual share of such Taxes, based on Landlord’s estimate thereof, pursuant to Paragraph 12 below. Tenant’s share of Taxes during any partial tax fiscal year(s) within the Lease Term shall be prorated according to the ratio which the number of days during the Lease Term or of actual occupancy of the Premises by Tenant, whichever is greater, during such year bears to 365.

8. Insurance; Indemnity; Waiver.

8.1 Insurance by Landlord. Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which shall be an Operating Expense, payable by Tenant pursuant to Paragraph 12 below:

(a) Property Insurance. “Special Form” or “all risk” property insurance, covering the Building and other buildings located within the Project (and improvements located with the Common Area to the extent desired to be insured by Landlord). Such insurance shall be in the full amount of the replacement cost of the foregoing, with reasonable deductible amounts, which deductible amounts shall be an Operating Expense, payable by Tenant pursuant to Paragraph 12. Such insurance may also include rental income insurance, insuring that one hundred percent (100%) of the Rentals (as the same may be adjusted hereunder) will be paid to Landlord for a period of up to twelve (12) months if the Premises are destroyed or damaged, or such longer period as may be determined by Landlord or required by any beneficiary of a deed of trust or any mortgagee of any mortgage affecting the Premises. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Landlord shall have the right, but not the obligation, in its sole and absolute discretion, to obtain insurance for such additional perils that Landlord deems appropriate, including, without limitation, coverage for damage by earthquake and/or flood. Such insurance maintained by Landlord as provided herein shall not cover any leasehold improvements installed in the Premises by Tenant at its expense, or Tenant’s equipment, trade fixtures, inventory, fixtures, furniture or furnishings or personal property located on or in the Premises;

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(b) Liability Insurance. Commercial general liability (lessor’s risk) insurance against any and all claims for personal injury, death or property damage occurring in or about the Building or the Land. Such insurance shall be on an occurrence basis and shall be in an amount as determined by Landlord; and

(c) Other. Such other insurance as Landlord deems necessary and prudent.

8.2 Insurance by Tenant. Tenant shall, during the Lease Term, at Tenant’s sole cost and expense, procure and keep in force the following insurance:

(a) Personal Property Insurance. “Special Form” or “all risk” property insurance on all leasehold improvements installed in the Premises by or on behalf of Tenant, and on all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises, including improvements or fixtures hereinafter constructed or installed on the Premises by Tenant or Tenant’s agents, employees, contractors or subcontractors. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO all risk form, subject to reasonable deductibles. Such insurance shall also provide coverage for water damage from any cause whatsoever, including, but not limited to, back up or overflow from sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion and back up of sewers and drainage. Landlord shall be named as a loss payee on Tenant’s property insurance covering any leasehold improvements the cost of which was paid for, in whole or in part, by the Improvement Allowance referred to in Paragraph 2.3 above, and any proceeds of such property insurance policy attributable to such improvements shall be paid to Landlord and Tenant as their interests may appear. Tenant shall not be required to maintain earthquake or flood insurance with respect to any leasehold improvements installed in the Premises by or on behalf of Tenant or any equipment, trade fixtures, inventory, fixtures and/or personal property located on or in the Premises, including improvements or fixtures hereinafter constructed or installed on the Premises by Tenant or Tenant’s agents, employees, contractors or subcontractors.

(b) Liability Insurance. Commercial general liability insurance for the mutual benefit of Landlord and Tenant, against any and all claims for personal injury, death or property damage occurring in or about the Premises and Common Area or arising out of Tenant’s or Tenant’s agents’ use of the Common Area, use or occupancy of the Premises or Tenant’s operations on the Premises. Such insurance shall be on an occurrence basis and have a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence (such minimum limit may take into consideration excess or umbrella liability insurance maintained by Tenant covering the Premises and Common Area). The minimum limits specified above are the minimum amounts required by Landlord, and may be revised by Landlord from time to time to meet changed circumstances, including without limitation to reflect changes consistent with the standards required by other landlords in the county in which the Premises are located and which are then being required of all other tenants at the Project whose use of their respective premises is similar to Tenant’s permitted uses. Such liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord’s insurance (if any) shall be in excess thereto. Such insurance shall specifically insure Tenant’s performance of the indemnity, defense and hold harmless agreements contained in Paragraph 8.4, although Tenant’s obligations pursuant to Paragraph 8.4 shall not be limited to the amount of any insurance required of or carried by Tenant under this Paragraph 8.2(b). Tenant shall be responsible for insuring that the amount of insurance maintained by Tenant is sufficient for Tenant’s purposes.

(c) Intentionally Omitted.

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(d) Business Auto Liability Insurance. If applicable, business auto liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident.

(e) Workers Compensation Insurance. Insurance protecting against liability under worker’s compensation laws with limits at least as required by statute.

(f) Other. Such other insurance that is either (i) reasonably required by any lender holding a security interest in the Building and which is then commercially available at commercially reasonable rates and is customarily carried by tenants of similar property in similar businesses, or (ii) reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses.

(g) Form of Policies. The policies required to be maintained by Tenant pursuant to Paragraphs 8.2(a), (b), (c) (d), (e) and (f) above shall be with companies having a Best’s Insurance rating of A- VIII or better and be on forms, with deductible amounts (if any), and loss payable clauses (as to the insurance referred to in Paragraph 8.2(a) applicable to leasehold improvements installed by or on behalf of Tenant) reasonably satisfactory to Landlord, shall include Landlord and the beneficiary or mortgagee of any deed of trust or mortgage encumbering the Premises and/or the Land as additional insureds (other than for Workers Compensation), and shall provide that such parties may, although additional insureds, recover for any loss suffered by Tenant’s negligence. Certified copies of policies or certificates of insurance shall be delivered to Landlord prior to the Commencement Date; a new policy or certificate shall be delivered to Landlord prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and Common Area and to Tenant as required by this Lease. Tenant shall notify and, if then generally obtainable from Tenant’s insurance agent or broker or insurer, Tenant shall obtain a written obligation on the part of Tenant’s insurance agent or broker or insurer(s) to notify, Landlord and any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises and/or the Land in writing of any delinquency in premium payments and at least thirty (30) days prior to any cancellation or modification of any policy (but at least ten (10) days prior to cancellation of any policy for non-payment of any premium). Tenant’s policies shall provide coverage on an occurrence basis and not on a claims made basis. In no event shall the limits of any policies maintained by Tenant be considered as limiting the liability of Tenant under this Lease.

8.3 Failure by Tenant to Obtain Insurance. If Tenant does not take out the insurance required pursuant to Paragraph 8.2 or keep the same in full force and effect, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all reasonable expenses (including reasonable attorneys’ fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

8.4 Indemnification. Tenant shall indemnify, hold harmless, and defend Landlord with competent counsel reasonably satisfactory to Landlord against all claims, liabilities, losses, damages, actions, causes of action, demands, judgments, penalties, costs and expenses arising out of any occurrence in, on or about the Building, Common Area or Land, if caused or contributed to by Tenant or any of Tenant’s agents, employees, affiliates, contractors, subcontractors, invitees, licensees, sublessees

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or other representatives or arising out of any occurrence in, upon or at the Premises or on account of the use, condition, or occupancy of the Premises; provided, however, such indemnification, defense and hold harmless obligation shall not be applicable to any claims, losses, damages, expenses or liabilities to the extent arising out of the negligence or willful misconduct of Landlord or that of its agents, employees or contractors. Tenant’s indemnification, defense and hold harmless obligations under this Lease shall include and apply to reasonable attorneys’ fees, investigation costs, and other costs actually incurred by Landlord. Tenant shall further indemnify, defend and hold harmless Landlord from and against any and all claims, losses, damages, liabilities or expenses arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease. The provisions of this Paragraph 8.4 shall survive Lease Termination with respect to any damage, injury, liability, claim, death, breach or default occurring prior to such termination. Except as set forth in this Paragraph 8.4, this Lease is made on the express condition that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Tenant or Tenant’s agents, employees, affiliates, contractors, subcontractors, invitees, licensees, sublessees or other representatives.

Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant be liable hereunder for any consequential damages; provided, however, that the foregoing shall not limit Tenant’s liability for consequential damages as expressly provided in this Lease (e.g., third party claims under Tenant’s indemnity obligations, nor for consequential damages that may be suffered by Landlord in connection with (i) any holding over in the Premises after the expiration of the Lease Term or earlier termination of this Lease without Landlord’s prior written consent in accordance with Paragraph 35 below, or (ii) any breach by Tenant of any of the provisions of Paragraph 6.4 above. Further, nothing contained in this paragraph shall affect Landlord’s rights and remedies under Paragraph 14.2 below, including, without limitation, the remedy afforded Landlord by California Civil Code Section 1951.2(a)(4) and more specifically described in Paragraph 14.2.1(d) below.

8.5 Claims by Tenant. Except as expressly provided in Paragraph 8.4, Landlord shall not be liable to Tenant, and Tenant waives all claims against Landlord, for injury or death to any person, damage to any property, or loss of use of any property in any portion of the Project by and from all causes, including without limitation, any defect in any portion of the Project and/or any damage or injury resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources. Landlord shall not be liable for any damages arising from any act or negligence of any other tenant or user of the Project. Tenant or Tenant’s agents shall immediately notify Landlord in writing of any known defect in the Project. Tenant’s waiver of claims and release of Landlord as provided in this Paragraph 8.5 above shall not apply to any damage or injury caused by Landlord’s willful misconduct or negligence, or that of its agents, employees or contractors; provided, however, under no circumstances shall Landlord be liable to Tenant for consequential damages, such as lost profits, loss of business or lost income.

8.6 Mutual Waiver of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord, and their respective officers, agents, employees and servants, from any and all claims or demands of damages, loss, expense or injury to the Project, or to the furnishings, fixtures, equipment, inventory or other property of either Landlord or Tenant in, about or upon the Project, which is caused by or results from perils, events or happenings which are the subject of insurance carried by the respective parties pursuant to this Paragraph 8 and in force at the time of any such loss, whether due to

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the negligence of the other party or its agents and regardless of cause or origin; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss, to the extent such insurance is not prejudiced thereby, and to the extent insured against.

9. Utilities. Tenant shall pay during the Lease Term and prior to delinquency all charges for water, gas, light, heat, power, electricity, telephone or other communication service, janitorial service, trash pick-up, sewer and all other services supplied to Tenant or consumed by Tenant on the Premises (collectively the “Services”) and all taxes, levies, fees or surcharges therefor. Tenant shall arrange for Services (except water service) to be supplied to the Premises and shall contract for all of the Services (except for water service) in Tenant’s name prior to the Commencement Date (or prior to the date Tenant accepts possession of the Premises, or applicable portion thereof, pursuant to the terms of Paragraph 3.3 above). The Commencement Date shall not be delayed by reason of any failure by Tenant to so contract for such Services. Landlord discloses to Tenant that gas and electrical usage is separately metered to the Premises and Tenant shall timely pay the applicable gas and electricity provider (currently PG&E), prior to delinquency, for all gas and electricity used or consumed in the Premises during the Term of the Lease as measured by such separate meter. In the event that any of the Services are not separately metered (such as water service) as of the Commencement Date, the cost of such Services shall be an Operating Expense and Tenant shall pay, as Additional Rent, Tenant’s proportionate share of such cost to Landlord as provided in Paragraph 12 below, except that if any meter services less than the entire Building, Tenant’s proportionate share of the costs measured by such meter shall be based upon the square footage of the gross leasable area in the Premises as a percentage of the total square footage of the gross leasable area of the portion of the Building serviced by such meter. Landlord may elect in its sole and absolute discretion to install a separate meter to measure water usage by Tenant with respect to the Premises and, if such a separate meter is so installed by Landlord, Tenant shall pay, as Additional Rent, within thirty (30) days following receipt of invoice from time to time, for its water consumption and usage measured by such meter. If Landlord determines that Tenant is using a disproportionate amount of any commonly metered Services or an amount in excess of the customary amount of any Services ordinarily furnished for use of the Premises in accordance with the uses set forth in Paragraph 6 above, then Landlord may elect to periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s reasonable estimate of the cost of Tenant’s excess use of any or all such Services. If Tenant disputes the amount charged by Landlord pursuant to the terms of the immediately preceding sentence, then Tenant shall have a right to dispute and audit such charges in accordance with the provisions of the last paragraph of Paragraph 12.2 below. Tenant may not withhold payment of such charges pending completion of such audit.

The lack or shortage of any Services due to any cause whatsoever (except for a lack or shortage proximately caused by the negligence or willful misconduct Landlord or that of its agents or employees) shall not affect any obligation of Tenant hereunder, and Tenant shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all Rentals due hereunder, all without diminution, credit or deduction. Tenant acknowledges and agrees that in no event shall Landlord be liable to Tenant for any consequential damages, such as lost profits, loss of business or lost income, if there is any lack or shortage of any Services or utilities to the Premises. Notwithstanding the foregoing, if Services are interrupted as a result of the gross negligence or willful misconduct of Landlord for more than three (3) consecutive business days and such interruption of Services renders the Premises or any portion thereof untenantable for the normal conduct of Tenant’s business at the Premises and Tenant has ceased using such untenantable portion, then, provided Tenant gives Landlord written notice of such interruption of Service(s) within two (2) business days following the date Tenant first becomes aware of such interruption of Service(s), Tenant’s obligation to pay Rent shall be abated with respect to the untenantable portion of the Premises that Tenant has ceased using for the period beginning on the fourth consecutive business day after the aforementioned conditions are met and ending on the earlier of (x) the date Tenant recommences using the Premises or the applicable portion thereof, or (y) the date on which

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the Service(s) is fully restored. In addition, if there is an interruption of Services not caused by Landlord’s gross negligence or willful misconduct that renders the Premises or any portion thereof untenantable for the normal operation of Tenant’s business at the Premises and Tenant has ceased using such untenantable portion, but Tenant is not entitled to an abatement of Rent with respect to such untenantable portion of the Premises pursuant to the terms of the immediately preceding sentence (because the interruption of such Services was not caused by Landlord’s gross negligence or willful misconduct), then, provided Tenant gives Landlord written notice of such interruption of such Service(s) within two (2) business days following the date Tenant first becomes aware of such interruption of such Service(s) and provided further that Landlord is maintaining rental loss insurance and rental loss insurance proceeds would be payable to Landlord if Tenant’s Rent were abated with respect to the portion of the Premises rendered untenantable by the interruption of such Service(s), then Tenant’s obligation to pay Rent shall be abated with respect to the untenantable portion of the Premises that Tenant has ceased using for the period beginning on the fourth (4th) consecutive business day after the aforementioned conditions are met and ending on the earlier of (x) the date Tenant recommences using the Premises or the applicable portion thereof, or (y) the date on which the Service(s) is fully restored; provided, however, Tenant’s Rent shall not be abated in an amount greater than the amount of rental loss proceeds actually paid to Landlord with respect to the portion of the Premises rendered untenantable by the interruption of such Service(s).

10. Repairs and Maintenance.

10.1 Landlord’s Responsibilities. Subject to the provisions of Paragraph 15 below, Landlord shall maintain in good order and repair the structural roof (and roof membrane), structural and exterior walls (including painting thereof) and foundations of the Building. Tenant shall give prompt written notice to Landlord of any known maintenance work required to be made by Landlord pursuant to this Paragraph 10.1. The costs incurred by Landlord in maintaining and repairing (and replacing, if necessary) the roof membrane shall be an Operating Expense and Tenant shall pay, as Additional Rent, Tenant’s share of such costs to Landlord as provided in Paragraph 12 below. All other costs incurred by Landlord pursuant to the provisions of this Paragraph 10.1 shall not be an Operating Expense but shall be the responsibility of Landlord to maintain and repair; provided, however, however, if repair or replacement of the structural roof (and/or roof membrane), structural or exterior walls or foundations of the Building or subsurface utilities is caused by (i) Tenant’s breach of any of Tenant’s obligations under this Lease, (ii) any misuse of the Premises or Building by, or negligence or willful misconduct of, Tenant or any of Tenant’s agents, employees, contractors, subcontractors, invitees, licensees, sublessees or other representatives, then, to the extent so caused, Tenant, subject to Tenant’s right to dispute the same, shall reimburse or pay to Landlord as Additional Rent, within thirty (30) days following receipt of a written statement or invoice and reasonable back up documentation of such costs, for one hundred percent (100%) of the costs paid or incurred by Landlord to repair or replace the same less any insurance proceeds received by Landlord allocable to such structural roof (or roof membrane), structural or exterior walls, foundation or subsurface utilities. If Tenant disputes any of the costs or charges required to be paid by Tenant pursuant to the terms of the immediately preceding sentence, Tenant may not withhold payment of such costs or charges billed or invoiced by Landlord to Tenant pending the resolution of such dispute.

10.2 Tenant’s Responsibilities. Except as expressly provided in Paragraph 10.1 above, and subject to the provisions of Paragraph 2.4 above, Tenant shall, at its sole cost, maintain the entire Premises and every part thereof, including without limitation, windows, skylights, window frames, plate glass, freight docks, doors and related hardware, interior walls and partitions (but not structural walls), and the electrical, plumbing, lighting, heating, ventilation and air conditioning systems servicing the Premises in good order, condition and repair. Tenant’s obligations with respect to the heating and air conditioning systems of the Premises shall, subject to Landlord’s one (1) year warranty set forth in

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Paragraph 2.4 above, include the replacement of components thereof; however, if an entire HVAC unit(s) shall need to be replaced, then Landlord shall be responsible for replacing such HVAC unit(s) and, unless otherwise covered by Landlord’s one (1) year warranty referred to in Paragraph 2.4 above, the cost thereof shall be amortized at the lesser of (i) the annual rate of interest charged on the loan obtained by Landlord to finance the replacement of such HVAC unit(s) (or if Landlord does not obtain a loan to finance such improvement, then at two percent (2%) above the prime rate or reference rate published in the Wall Street Journal (or if such rate is not published in the Wall Street Journal, then the prime rate or reference rate established by a national bank selected by Landlord)), or (ii) the maximum rate permitted by law, over the useful life of the HVAC unit(s) (as reasonably determined by Landlord) of such replacement HVAC unit(s), and shall be paid monthly by Tenant from the date of installation through Lease Termination or the expiration of the useful life of such replacement HVAC unit(s); provided, however, if the replacement is made necessary due to Tenant’s breach of this Lease, any misuse of the Premises or Building by, or negligence or willful misconduct of, Tenant or any of Tenant’s agents, employees, contractors, subcontractors, invitees, licensees, sublessees or other representatives, then Landlord (or Tenant if Landlord designates Tenant in writing to undertake such replacement of the applicable HVAC unit) shall undertake such replacement but the cost of such replacement shall, subject to dispute by Tenant, be borne 100% by Tenant (or such lesser percentage as is commensurate with the percentage of fault of Tenant or its agents’, employees’, contractors’, subcontractors’, invitees’, licensees’, sublessees’ or other representatives’ if Tenant was not the sole cause of such need for replacement) and shall be paid by Tenant to Landlord within thirty (30) days following Tenant’s receipt of a written invoice or bill therefor. If Tenant disputes any of such replacement costs, then Tenant may not withhold payment of such replacement costs billed or charged to Tenant by Landlord pending resolution of such dispute. Tenant shall maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment exclusively servicing the Premises with a licensed HVAC repair and maintenance contractor reasonably approved by Landlord, which contract provides for normal quarterly periodic inspection and servicing of the HVAC equipment, and Tenant shall provide Landlord with inspection reports prepared by such HVAC repair and maintenance contractor within thirty (30) days following such quarterly inspections. Tenant shall furnish Landlord with copies of the HVAC service contract(s), which shall provide that they may not be canceled or changed without at least thirty (30) days’ prior written notice to Landlord. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment, and the cost of the repair, maintenance and/or replacement, as the case may be, shall be included in Operating Expenses charged to Tenant unless such repair or replacement costs are covered by Landlord’s one (1) year warranty under Paragraph 2.4 above; provided, however, such replacement costs (together with interest thereon as provided in this paragraph above) shall be amortized over the useful life of such replacement HVAC equipment unless covered by Landlord’s one (1) year warranty referred to in Paragraph 2.4 above.

If Tenant fails to commence repairs or perform maintenance work required of Tenant hereunder within fourteen (14) days after written notice from Landlord specifying the need for such repairs or maintenance work or Tenant thereafter fails to diligently process such repair or maintenance work to completion, Landlord or Landlord’s agents may, in addition to all other rights and remedies available hereunder or by law and without waiving any alternative remedies, enter into the Premises and make such repairs and/or perform such maintenance work. If Landlord makes such repairs and/or performs such maintenance work, Tenant shall reimburse Landlord upon demand and as Additional Rent, for the reasonable cost of such repairs and/or maintenance work. Landlord shall use reasonable efforts to avoid causing any inconvenience to Tenant or interference with the use of the Premises by Tenant or Tenant’s agents during the performance of any such repairs or maintenance. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant or Tenant’s agents as a result of Landlord performing any such repairs or maintenance (except to the extent arising

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out of the gross negligence or willful misconduct Landlord or that of its agents or employees; provided, however, under no circumstances shall Landlord be liable to Tenant for consequential damages, including, without limitation, lost profits, loss of business or lost income). Tenant shall reimburse Landlord, on demand and as Additional Rent, for the cost of damage to the Project caused by Tenant or Tenant’s agents. Tenant expressly waives the benefits of any statute now or hereafter in effect (including without limitation the provisions of subsection 1 of Section 1932, Section 1941 and Section 1942 of the California Civil Code and any similar law, statute or ordinance now or hereafter in effect) which would otherwise afford Tenant the right to make repairs at Landlord’s expense (or to deduct the cost of such repairs from Rentals due hereunder) or to terminate this Lease because of Landlord’s failure to keep the Premises in good and sanitary order.

11. Common Area.

11.1 In General. Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant’s agents shall have, in common with other tenants of the Building and other buildings located on the Land and other permitted users, the nonexclusive right to use during the Lease Term the access roads, parking areas, sidewalks, landscaped areas and other facilities on the Land or in the Building designated by Landlord for the general use and convenience of the occupants of the Building and other authorized users, which areas and facilities are referred to herein as the “Common Area.” This right to use the Common Area shall terminate upon Lease Termination. Landlord reserves the right to promulgate such reasonable rules and regulations relating to the use of all or any portion of the Common Area and/or the safety of tenants and occupants of the Project and to amend such rules and regulations from time to time with or without advance notice, as Landlord may deem appropriate for the best interests of the occupants of the Building and other authorized users. Any amendments to the rules and regulations shall be effective as to Tenant, and binding on Tenant, upon delivery of a copy of such rules and regulations to Tenant. Tenant and Tenant’s agents shall observe such rules and regulations, as the same may be amended, and any failure by Tenant or Tenant’s agents to observe and comply with the rules and regulations, as the same may be amended, shall be a Default by Tenant. Landlord shall not be responsible for the nonperformance of the rules and regulations by any tenants or occupants of the Building or other authorized users, nor shall Landlord be liable to Tenant by reason of the noncompliance with or violation of the rules and regulations by any other tenant or user.

Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project. Landlord agrees not to make any change in the Common Areas that will materially and adversely interfere with Tenant’s use of the Premises as permitted under this Lease or reduce Tenant’s parking spaces or reasonable access to the Premises. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any

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such rights regarding the Common Area, Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant’s agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.

11.2 Parking Areas. Tenant is allocated and Tenant and Tenant’s employees and invitees shall have the nonexclusive right to use not more than the number of parking spaces set forth in Paragraph 1.13, the location of which may be designated from time to time by Landlord. Neither Tenant nor Tenant’s agents shall at any time use more parking spaces than the number so allocated to Tenant or park or permit the parking of their vehicles in any portion of the Land not designated by Landlord as a nonexclusive parking area. Tenant and Tenant’s agents, employees, contractors, invitees, sublessees and guests shall not have the exclusive right to use any specific parking space. Notwithstanding the number of parking spaces designated for Tenant’s nonexclusive use, in the event by reason of any Law relating to or affecting parking on the Land, or any other cause beyond Landlord’s reasonable control, Landlord is required to reduce the number of parking spaces on the Land, Landlord shall have the right to proportionately reduce the number of Tenant’s parking spaces and the nonexclusive parking spaces of other tenants in the Building. Landlord reserves the right to promulgate such reasonable rules and regulations relating to the use of such parking areas on the Land as Landlord may deem appropriate, provided that the same do not in any way charge Tenant for the right to use such parking areas. Landlord furthermore reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant’s agents which are parked in violation of the provisions of this Paragraph 11.2 or in violation of Landlord’s rules and regulations relating to parking, to be towed away at the cost of the owner of the towed vehicle. In the event Landlord elects or is required by any law to limit or control parking on the Land, by validation of parking tickets or any other method, Tenant agrees to participate in such validation or other program under such reasonable rules and regulations as are from time to time established by Landlord, provided that the same do not in any way charge Tenant for the right to use such parking areas. Provided that Tenant’s use, occupancy and enjoyment of the Premises or access to the Premises is not unreasonably interfered with, Landlord shall have the right to close, at reasonable times, all or any portion of the parking areas for any reasonable purpose, including without limitation, the prevention of a dedication thereof, or the accrual of rights of any person or public therein. Tenant and Tenant’s agents shall not at any time park or permit the parking of (i) trucks or other vehicles (whether owned by Tenant or other persons) adjacent to any loading areas so as to interfere in any manner with the use of such areas, (ii) Tenant’s or Tenant’s agents’ vehicles or trucks, or the vehicles or trucks of Tenant’s suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant, or (iii) any inoperative vehicles or equipment on any portion of the Common Area.

11.3 Maintenance by Landlord. Landlord shall maintain the Common Area in good repair and condition as determined by Landlord and shall manage the Common Area in accordance with Landlord’s customary standards. The expenditures for such maintenance shall be at the reasonable discretion of Landlord. The cost of such maintenance, operation and management shall be an “Operating Expense,” and Tenant shall pay to Landlord, as Additional Rent, Tenant’s share of such costs as provided in Paragraph 12 below.

12. Operating Expenses.

12.1 Definition. “Operating Expense” or “Operating Expenses” as used in this Lease shall mean and include all items identified in other paragraphs of this Lease as an Operating Expense and the total cost paid or incurred by Landlord for the operation, maintenance, repair, security and management of the Project which costs shall include, without limitation: the cost of Services and utilities

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supplied to the Project (to the extent the same are not separately charged or metered to tenants of the Building or the Premises); water; sewage; trash removal; fuel; electricity; heat; lighting systems; fire protection systems; storm drainage and sanitary sewer systems; periodic inspection and regular servicing of the heating, ventilation and air conditioning systems of the Premises (if undertaken, or caused to be undertaken, by Landlord and not covered by Landlord’s one (1) year warranty referred to in Paragraph 2.4)); maintaining, repairing and replacing, if necessary, the roof membrane; property and liability insurance covering the Building (and other buildings located on the Land) and the Land and any other insurance carried by Landlord pursuant to Paragraph 8 above; commercially reasonable deductibles under such insurance policies maintained by Landlord (provided, however, if payment of such deductible by Landlord is caused or triggered by the willful misconduct of Tenant or any of its agents, employees, contractors, subcontractors, invitees, licensees, sublessees or other representatives, then Tenant shall reimburse or pay to Landlord, within thirty (30) days following receipt of a statement or invoice, one hundred percent of the amount of such deductible); window cleaning; cleaning, sweeping, striping, sealing and/or resurfacing of parking and driveway areas; cleaning the Common Area; cleaning and repairing of sidewalks, curbs, stairways; costs related to irrigation systems and Project signs; fees for licenses and permits required for the operation of the Project; the non-capital cost of complying with Laws, including, without limitation, maintenance, alterations and repairs required in connection therewith (it being understood that capital costs of complying with Laws is further addressed below); costs related to landscape maintenance; the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses; all additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles; and, except to the extent such capital expenditures are to be borne by Landlord at its sole cost pursuant to the terms of Paragraph 2.4 or Paragraph 6.2 above, the costs of the following capital improvements to the Project: (x) capital improvements required to be constructed in order to comply with any Law (excluding hazardous materials Laws) not in effect or applicable to the Project as of the date of this Lease (it being agreed that Landlord may not charge as an Operating Expense any compliance with any existing or future hazardous materials Law), (y) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility Services or Operating Expenses of the Project or (z) replacement of capital improvements or building service equipment existing as of the date of this Lease when required because of normal wear or obsolescence. The cost of (i) capital repair items or capital improvements (i.e., items which Landlord is required to capitalize and not expense in the current year for federal income tax purposes) that are permitted herein, including, without limitation, replacement of the HVAC system serving the Premises and replacement of exterior windows, (ii) replacement of the roof membrane, (iii) resurfacing the parking lot, and (iv) repainting the exterior of the Building, shall be amortized at the lesser of (x) the annual rate of interest charged on the loan obtained by Landlord to finance such improvement (or if Landlord does not obtain a loan to finance such improvement, then at two percent (2%) above the prime rate or reference rate published in the Wall Street Journal (or if such rate is not published in the Wall Street Journal, then the prime rate or reference rate established by a national bank selected by Landlord), or (y) the maximum rate permitted by law, over the useful life of the repair or item, and such amortized cost shall be included in Operating Expenses from the date of installation or repair through Lease Termination; provided, however, if the HVAC system serving the Premises, parking areas, exterior windows or roof membrane need to be replaced due to (A) Tenant’s breach of any of Tenant’s obligations under this Lease, (B) any misuse of the HVAC system, parking areas, exterior windows or roof membrane by, or negligence or willful misconduct of, Tenant or any of Tenant’s agents, employees, contractors, subcontractors, invitees, licensees, sublessees or other representatives, then Tenant shall reimburse or pay to Landlord, within ten (10) days following receipt of a statement or invoice and reasonable back up documentation of such costs, for one hundred percent (100%) (or such lesser percentage as is commensurate with the percentage of fault of Tenant or

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its agents’, employees’, contractors’, subcontractors’, invitees’, licensees’, sublessees’ or other representatives’ if Tenant was not the sole cause of such need for replacement) of the costs paid or incurred by Landlord to replace such HVAC system, parking areas, exterior windows or roof membrane, as the case may be, less any insurance proceeds received by Landlord allocable to the HVAC system, parking areas, exterior windows or roof membrane.

In addition to Tenant’s obligation to pay to Landlord the Tenant’s percentage share of Operating Expenses as provided herein, provided it is not included in the Operating Expenses, Tenant also shall pay to Landlord a management fee, as Additional Rent, on the first day of each month during the Lease Term, in an amount equal to three percent (3%) of the monthly Rent payable by Tenant to Landlord under this Lease.

The specific examples of Operating Expenses stated in this Paragraph 12.1 are in no way intended to and shall not limit the costs comprising Operating Expenses (except where otherwise expressly limiting, if at all), nor shall such examples be deemed to obligate Landlord to incur such costs or to provide such services or to take such actions except as Landlord may be expressly required in other portions of this Lease, or except as Landlord, in its reasonable discretion, may elect. Subject to the terms and conditions hereof, and the right of Tenant to audit Operating Expenses, all reasonable costs incurred by Landlord in good faith for the operation, maintenance, repair, security and management of the Project shall be deemed conclusively binding on Tenant.

Notwithstanding the foregoing or anything to the contrary contained herein, the following shall be excluded from Landlord’s Operating Expenses:

(1)	All capital expenditures and depreciation, except as otherwise explicitly provided in this Section 12.1;

(2)	Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building or the Project;

(3)	Interest on indebtedness, debt amortization, ground rent, and refinancing costs for any mortgage or ground lease of the Building, the Project or the Land;

(4)	Legal, auditing, consulting and professional fees and other costs paid or incurred in connection with financings, refinancings or sales of any of Landlord’s interest in the Building, the Project or the Land;

(5)	Costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant’s or Landlord’s expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord’s expense (e.g., if Landlord agrees to provide extra cleaning to another tenant, the cost thereof would be excluded);

(6)	The cost of any item or service to the extent to which Landlord is actually reimbursed or compensated by insurance, any tenant (other than as an Operating Expense), or any third party;

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(7)	Insurance premiums to the extent any tenant causes Landlord’s existing insurance premiums to increase or requires Landlord to purchase additional insurance because of such tenant’s use of the Building for other than office purposes;

(8)	Any advertising, promotional or marketing expenses for the Building or the Project;

(9)	The cost of any service or materials provided by any party related to Landlord, to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Buildings in the vicinity of the Building owned by third parties;

(10)	Penalties and interest for late payment of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts;

(11)	Unfunded contributions to operating expense reserves;

(12)	Any management fee and any salaries or other compensation paid to employees of Landlord above the grade of Building manager (however, provided it is not included in Operating Expenses, Tenant shall be obligated to pay to Landlord as a direct and separate charge a monthly management fee each month during the Lease Term equal to three percent (3%) of the monthly Rent payable by Tenant to Landlord under this Lease);

(13)	The cost of testing, remediation or removal of Hazardous Materials in the Building or on the Land, unless caused by Tenant or its contractors, subcontractors, agents, employees or invitees, in which event Tenant shall pay one hundred percent (100%) of such costs;

(14)	Costs of repairs, replacements, alterations or improvements necessary to make the Building, the Project or the Land comply with applicable law as of the date of this Lease;

(15)	The cost of any services or systems for that portion of the Project occupied by Landlord or affiliates of Landlord or which are not provided generally to other tenants in the Project;

(16)	Landlord’s charitable and political contributions;

(17)	Costs of acquiring, leasing, installing, displaying, protecting, insuring, restoring or renewing works of art (however, the cost of routine maintenance of such artwork, if any, shall be an Operating Expense);

(18)	Costs with respect to any common area cost of the Project in excess of the Building’s proportionate share thereof as described in Paragraph 1.10 above;

(19)	Costs incurred with respect to a sale or transfer of all or any portion of the Project or any interest therein;

(20)	Costs incurred in connection with building additional stories on the Building, or adding buildings or other structures adjoining the Building; and

(21)	Any bad debt loss, rent loss or reserves for bad debts or rent loss.

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12.2 Payment of Operating Expenses by Tenant. Prior to the Commencement Date, and annually thereafter, Landlord shall deliver to Tenant an estimate of Operating Expenses for the succeeding year. Tenant’s payment of its percentage share of Operating Expenses shall be based upon Landlord’s estimate of Operating Expenses and shall be payable in equal monthly installments in advance on the first day of each calendar month commencing on the date specified in Paragraph 1.6 and continuing throughout the Lease Term. Tenant shall pay to Landlord, as Additional Rent and without deduction or offset, an amount equal to Tenant’s percentage share (stated in Paragraph 1.10 above) of the Operating Expenses. Alternatively, as Landlord may elect at any time or from time to time, to invoice Tenant directly for Tenant’s percentage share of any Operating Expense(s) actually incurred or paid by Landlord but not theretofore billed to Tenant, and Tenant shall pay such the same within thirty (30) days after receipt of Landlord’s invoice, but not more often than once each calendar month.

Landlord shall revise its estimate of Operating Expenses on an annual basis, and Landlord may adjust the amount of Tenant’s monthly installment in the event of a material change in Operating Expenses during any year.

Within one hundred twenty (120) days following the end of each calendar year, Landlord shall furnish Tenant an annual reconciliation statement (and a statement within one hundred twenty (120) days after Lease Termination) showing the actual Operating Expenses for the period to which Landlord’s estimate pertains and shall concurrently either bill Tenant for the balance due (payable upon demand by Landlord) or credit Tenant’s account for the excess previously paid. Notwithstanding anything to the contrary contained in this Lease, within one hundred eighty (180) days after receipt by Tenant of Landlord’s statement of Operating Expenses prepared pursuant to this Paragraph 12.2 for any prior annual period during the Lease Term, any employee of Tenant or a certified public accountant or lease auditor selected by Tenant and reasonably approved by Landlord (provided such certified public accountant or lease charges for its services on an hourly basis and not based on a percentage of recovery or similar incentive method) shall have the right to inspect the books of Landlord applicable to Operating Expenses for the immediately preceding year during the business hours of Landlord and upon not less than five (5) business days’ advance notice, at Landlord’s office or, at Landlord’s option, such other location as Landlord reasonably may specify, for the purpose of verifying the information contained in the statement. All expenses of such inspection shall be borne by Tenant unless it is determined by such accountant or lease auditor (and CPA Firm (as defined below) if such CPA firm is retained by Landlord or Tenant as provided below), that Landlord overstated Tenant’s percentage share of Operating Expenses by more than five percent (5%), in which event Landlord shall reimburse Tenant for the reasonable cost of such audit. If Tenant’s inspection reveals a discrepancy in the comparative annual reconciliation statement, Tenant shall deliver a copy of the inspection report and supporting calculations to Landlord within sixty (60) days after completion of the inspection. If Tenant and Landlord are unable to resolve the discrepancy within thirty (30) days after receipt of the inspection report, either party may upon written notice to the other have the matter decided by an inspection by an independent certified public accounting firm approved by Landlord and Tenant (the “CPA Firm”), which approval shall not be unreasonably withheld or delayed (or, if neither approve, then by expedited commercial arbitration pursuant to the rules of the American Arbitration Association, the cost of which shall be borne equally by Landlord and Tenant). If the inspection by the CPA Firm shows that the actual amount of Operating Expenses payable by Tenant is greater than the amount previously paid by Tenant for such accounting period, Tenant shall immediately pay Landlord the difference. If the inspection by the CPA firm shows that the actual amount to be paid by Tenant is less than the amount actually paid by Tenant, then the difference (plus Tenant’s reasonable audit expenses if such CPA firm determines that Landlord overstated Tenant’s percentage share of Operating Expenses by more than five percent (5%)) shall be applied in payment of the next estimated monthly installments of Operating Expenses owing by Tenant, or in the event such accounting follows the expiration of the Term hereof, such difference shall be

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refunded to Tenant. Tenant may not withhold payment of any Operating Expenses pending completion of any inspection or audit of Operating Expenses. Unless Tenant asserts specific errors in its inspection report with respect to a particular annual reconciliation statement, such annual reconciliation statement shall be deemed correct as between Landlord and Tenant, except as to individual components subsequently determined to be in error by future audit.

13. Alterations and Improvements.

13.1 In General. Tenant shall not make, or permit to be made, any alterations, removals, changes, enlargements, improvements or additions (collectively “Alterations”) in, on, about or to the Premises, or any part thereof, including Alterations required pursuant to Paragraph 6.2, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed) and without acquiring and complying with the conditions of all permits required for such Alterations by any governmental authority having jurisdiction thereof. Landlord hereby consents to Tenant making the Alterations shown on the demo floor plan and floor plan attached hereto as Exhibit C, provided Tenant complies with all the other provisions of Paragraph 13 and 17 with respect to such Alterations. The term “Alterations” as used in this Paragraph 13 shall also include all heating, lighting, electrical (including all wiring, conduit outlets, drops, buss ducts, main and subpanels), air conditioning and partitioning in the Premises made by Tenant regardless of how affixed to the Premises. As a condition to the giving of its consent, Landlord may impose such reasonable requirements as Landlord reasonably may deem necessary, including without limitation, the manner in which the work is done; a right of approval of the contractor (not to be unreasonably withheld, delayed or conditioned) by whom the work is to be performed (it being agreed that Tenant may use non-union labor); the times during which the work is to be accomplished; and the requirement that Tenant reimburse Landlord, as Additional Rent, for Landlord’s actual costs for outside consultants incurred in reviewing any proposed Alteration (other than with respect to the Initial Tenant Improvements referred to in Section 2.3 below), whether or not Landlord’s consent is granted. No completion bond shall be required to be posted by Tenant with respect to any Alteration unless the estimated cost of the Alterations comprising a work of improvement (as reasonably determined by Landlord) is greater than Five Hundred Thousand Dollars ($500,000.00), in which event Landlord reserves the right to require that Tenant post a completion bond in an amount and form reasonably satisfactory to Landlord. In the event Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense, substantially in accordance with the plans and specifications approved by Landlord and in a manner causing Landlord and Landlord’s agents and other tenants of the Building the least interference and inconvenience practicable under the circumstances. Tenant shall give written notice to Landlord five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises, and prior to the commencement of any work of improvement on the Premises. Any Alterations to the Premises made by Tenant shall be made in accordance with applicable Laws and in a first-class workmanlike manner. In making any such Alterations, Tenant shall, at Tenant’s sole cost and expense, file for and secure and comply with any and all permits or approvals required by any governmental departments or authorities having jurisdiction thereof and any utility company having an interest therein. In no event shall Tenant make any structural changes to the Premises without Landlord’s prior written consent (which may be given or withheld in Landlord’s sole and absolute discretion) or make any changes to the Premises which would weaken or impair the structural integrity of the Building or adversely affect any of the building systems serving the Building or Premises.

13.2 Removal Upon Lease Termination. At the time Tenant requests Landlord’s consent to any Alterations, Tenant shall request a decision from Landlord in writing as to whether Landlord will require Tenant, at Tenant’s expense, to remove any such Alterations and restore the Premises to their prior condition at Lease Termination and Landlord shall make such determination and

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shall so inform Tenant. Landlord may elect, at the time it approves Tenant’s Alterations (or if Tenant fails to requests Landlord’s consent to any Alterations, then at any time prior to Lease Termination), to have all or a portion of such Alterations removed from the Premises at Lease Termination, and Tenant shall, at its sole cost and expense, remove at Lease Termination such Alterations designated by Landlord for removal and repair all damage to the Project arising from such removal. In the event Tenant fails to remove any such Alterations designated by Landlord for removal, Landlord, without waiving any or all other rights and remedies available to Landlord, may remove any Alterations made to the Premises by Tenant, restore the Premises to their prior condition and repair all damage to the Premises and Common Area arising from such removal, and may recover from Tenant all costs and expenses actually incurred thereby, together with an amount equal to the fair rental value of the Premises for the period of time required for Landlord to accomplish such removal and restoration. Tenant’s obligation to pay such costs and expenses to Landlord shall survive Lease Termination. Unless Landlord elects to have Tenant remove any such Alterations (or Landlord removes any such Alterations pursuant to its right above), all such Alterations, except for moveable furniture, personal property and equipment, and trade fixtures of Tenant not affixed to the Premises, shall become the property of Landlord upon Lease Termination (without any payment therefor) and remain upon and be surrendered with the Premises at Lease Termination.

13.3 Landlord’s Improvements. All fixtures, improvements or equipment which are installed, constructed on or attached to the Premises, Building or Common Area by Landlord shall be a part of the realty and belong to Landlord.

14. Default and Remedies.

14.1 Events of Default. The term “Default by Tenant” as used in this Lease shall mean the occurrence of any of the following events:

(a) Tenant’s failure to pay when due any Rentals and such failure is not cured within ten (10) days after delivery of written notice from Landlord specifying such failure to pay;

(b) Commencement and continuation for at least ninety (90) days of any case, action or proceeding by, against or concerning Tenant under any federal or state bankruptcy, insolvency or other debtor’s relief law, including without limitation, (i) a case under Title 11 of the United States Code concerning Tenant, whether under Chapter 7, 11, or 13 of such Title or under any other Chapter, or (ii) a case, action or proceeding seeking Tenant’s financial reorganization or an arrangement with any of Tenant’s creditors;

(c) Voluntary or involuntary appointment of a receiver, trustee, keeper or other person who takes possession for more than ninety (90) days of substantially all of Tenant’s assets or of any asset used in Tenant’s business on the Premises, regardless of whether such appointment is as a result of insolvency or any other cause;

(d) Execution of an assignment for the benefit of creditors of substantially all assets of Tenant available by law for the satisfaction of judgment creditors;

(e) Commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) the entity of Tenant, if Tenant is a corporation, limited liability company or a partnership (other than pursuant to a merger or consolidation in which Tenant is not the surviving entity and which does not require the consent of Landlord);

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(f) Levy of a writ of attachment or execution on Tenant’s interest under this Lease, if such writ continues for a period of sixty (60) days;

(g) Transfer of this Lease or the Premises by Tenant in violation of the provisions of Paragraph 24 below and such violation is not cured within ten (10) days after written notice of such violation if given by Landlord to Tenant; or

(h) Breach by Tenant of any term, covenant, condition, warranty, or provision contained in this Lease (other than those referred to in any other subsection of this Paragraph 14.1) or of any other obligation owing or due to Landlord and such breach is not cured within thirty (30) days after written notice of such breach is given by Landlord to Tenant (or if a breach under this subparagraph 14.1(h) cannot be reasonably cured within thirty (30) days, if Tenant does not commence to cure the breach within the thirty (30) day period or does not diligently and in good faith prosecute the cure to completion).

14.2 Remedies. Upon any Default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

14.2.1 Termination. Landlord may terminate this Lease by giving written notice of termination to Tenant, in which event this Lease shall terminate on the date set forth for termination in such notice. In the event Landlord terminates this Lease, Landlord shall have the right to recover from Tenant:

(a) The worth at the time of award of the unpaid Rentals which had been earned at the time of termination;

(b) The worth at the time of award of the amount by which the unpaid Rentals which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(c) The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the Rentals for the balance of the Lease Term after the time of award exceed the amount of such rental loss that Tenant proves could be reasonably avoided;

(d) Any other amounts necessary to compensate Landlord for all detriment proximately caused by the Default by Tenant or which in the ordinary course of events would likely result, including without limitation the following:

(i) Expenses in retaking possession of the Premises;

(ii) Expenses for cleaning, repairing or restoring the Premises;

(iii) Any unamortized real estate brokerage commission paid in connection with this Lease;

(iv) Expenses for removing, transporting, and storing any of Tenant’s property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any such property);

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(v) Expenses of reletting the Premises, including without limitation, brokerage commissions and reasonable attorneys’ fees;

(vi) Reasonable attorneys’ fees and court costs; and

(vii) Costs of carrying the Premises such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions (if any).

(e) The “worth at the time of award” of the amounts referred to in subparagraphs (a) and (b) of this Paragraph 14.2.1 is computed by allowing interest at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the Default by Tenant, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, not to exceed the maximum rate allowable by law.

14.2.2 Continuance of Lease. Upon any Default by Tenant and unless and until Landlord elects to terminate this Lease pursuant to Paragraph 14.2.1 above, this Lease shall continue in effect after the Default by Tenant and Landlord may enforce all its rights and remedies under this Lease, including without limitation, the right to recover payment of Rentals as they become due, less any amounts collected by Landlord as consideration for a re-letting of the Premises. Neither efforts by Landlord to mitigate damages caused by a Default by Tenant nor the acceptance of any Rentals shall constitute a waiver by Landlord of any of Landlord’s rights or remedies, including the rights and remedies specified in Paragraph 14.2.1 above, except to the extent that such damages are actually mitigated or liquidated.

15. Damage or Destruction.

15.1 Definition of Terms. For the purposes of this Lease, the term: (a) “Insured Casualty” means damage to or destruction of the Premises from a cause actually insured against, or required by this Lease to be insured against, for which the insurance proceeds paid or made available to Landlord are sufficient to rebuild or restore the Premises under then existing building codes to the condition existing immediately prior to the damage or destruction; and (b) “Uninsured Casualty” means damage to or destruction of the Premises from a cause not actually insured against, or not required to be insured against, or from a cause actually insured against but for which the insurance proceeds paid or made available to Landlord are for any reason insufficient to rebuild or restore the Premises under then-existing building codes to the condition existing immediately prior to the damage or destruction, or from a cause actually insured against but for which the insurance proceeds are not paid or made available to Landlord within ninety (90) days of the event of damage or destruction.

15.2 Insured Casualty.

15.2.1 Rebuilding Required. In the event of an Insured Casualty where the extent of damage or destruction is less than twenty-five percent (25%) of the then full replacement cost of the Premises, Landlord shall rebuild or restore the Premises to the condition existing immediately prior to the damage or destruction, provided the damage or destruction was not a result of a willful act of Tenant, and that there exist no governmental codes or regulations that would interfere with Landlord’s ability to so rebuild or restore.

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15.2.2 Landlord’s Election. In the event of an Insured Casualty where the extent of damage or destruction is equal to or greater than twenty-five percent (25%) of the then full replacement cost of the Premises, Landlord may, at its option and at its sole discretion, rebuild or restore the Premises to the condition existing immediately prior to the damage or destruction, or terminate this Lease. Landlord shall notify Tenant in writing within sixty (60) days after the event of damage or destruction of Landlord’s election to either rebuild or restore the Premises or terminate this Lease.

15.2.3 Continuance of Lease. If Landlord is required to rebuild or restore the Premises pursuant to Paragraph 15.2.1 or if Landlord elects to rebuild or restore the Premises pursuant to Paragraph 15.2.2, this Lease shall remain in effect and Tenant shall have no claim against Landlord for compensation for inconvenience or loss of business during any period of repair or restoration and all Rentals shall proportionately abate during the period following such casualty until the completion of such repair or restoration based upon the extent to which the damage or destruction renders the Premises untenantable and Tenant is unable to occupy the Premises as a result of the same.

15.3 Uninsured Casualty. In the event of an Uninsured Casualty, Landlord may, at its option and at its sole discretion (i) rebuild or restore the Premises as soon as reasonably possible at Landlord’s expense unless the damage or destruction was caused by a willful act of Tenant, in which event Tenant shall pay all costs of rebuilding or restoring, in which event this Lease shall continue in full force and effect or (ii) terminate this Lease, in which event Landlord shall give written notice to Tenant within sixty (60) days after the event of damage or destruction of Landlord’s election to terminate this Lease as of the date of the event of damage or destruction, and if the damage or destruction was caused by a willful act of Tenant, then Tenant shall be liable therefore to Landlord.

15.4 Tenant’s Election. Notwithstanding anything to the contrary contained in this Paragraph 15, Tenant may elect to terminate this Lease in the event the Premises are damaged or destroyed and, in the reasonable opinion of Landlord’s architect or construction consultants, the restoration of the Premises cannot be substantially completed within two hundred ten (210) days after the event of damage or destruction (and such notice shall provide the later date by which such architect or consultant estimates the restoration to be complete). Tenant’s election shall be made by written notice to Landlord within twenty (20) days after Tenant receives from Landlord the estimate of the time needed to complete repair or restoration of the Premises. If Tenant does not deliver said notice within said twenty (20) day period, Tenant may not later terminate this Lease if substantial completion of the rebuilding or restoration occurs subsequent to said two hundred ten (210) day period, provided that Landlord is not proceeding with diligence to rebuild or restore the Premises. If Tenant delivers said termination notice within said twenty (20) day period, this Lease shall terminate as of the date of the event of damage or destruction.

15.5 Damage or Destruction Near End of Lease Term. Notwithstanding anything to the contrary contained in this Paragraph 15, in the event the Premises are materially damaged or destroyed in whole or in part from any cause during the last twelve (12) months of the Lease Term and cannot reasonably be restored within thirty (30) days following the occurrence of such damage or destruction, Landlord (or Tenant provided such damage or destruction was not caused by the acts, omissions, negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees, licensees or other representatives) may, at its option, terminate this Lease as of the date of the event of damage or destruction by giving written notice to the other of its election to do so within thirty (30) days after the event of such damage or destruction.

15.6 Termination of Lease. If the Lease is terminated pursuant to this Paragraph 15, the current Rent and all other Rentals shall be fully proportionately reduced during the period following

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the event of damage or destruction until the date on which Tenant surrenders the Premises based upon the extent to which the damage or destruction renders the Premises untenantable and Tenant is unable to occupy the Premises as a result of the same. The proceeds of insurance carried by Tenant pursuant to Paragraph 8.2 shall be paid to Landlord and Tenant, as their interests appear.

15.7 Abatement of Rentals. If the Premises are to be rebuilt or restored pursuant to this Paragraph 15, the then all current Rentals shall be proportionately reduced during the period of repair or restoration, based upon the extent to which the damage or destruction renders the Premises untenantable and Tenant is unable to occupy the Premises as a result of the same.

15.8 Liability for Personal Property. Except to the extent arising out of the gross negligence or willful misconduct Landlord or that of its agents, employees, contractors or invitees (and then subject to the provisions of Paragraph 8.6 above), in no event shall Landlord have any liability for, nor shall it be required to repair or restore, any injury or damage to any Alterations to the Premises made by Tenant, trade fixtures, equipment, merchandise, furniture, or any other property installed by Tenant or at the expense of Tenant. If Landlord or Tenant does not elect to terminate this Lease pursuant to this Paragraph 15, Tenant shall be obligated to promptly rebuild or restore the same to substantially the same condition existing immediately prior to the damage or destruction in accordance with the provisions of Paragraph 13.1, subject to changes needed for Tenant’s business.

15.9 Waiver of Civil Code Remedies. Landlord and Tenant acknowledge that the rights and obligations of the parties upon damage or destruction of the Premises are as set forth herein; therefore Tenant hereby expressly waives any rights to terminate this Lease upon damage or destruction of the Premises, except as specifically provided by this Lease, including without limitation any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage or destruction. Notwithstanding anything to the contrary contained herein, in no event shall Tenant have any liability to Landlord (or any of its insurers or lenders or any other party) with respect to a casualty except for Landlord’s deductibles under Landlord’s casualty and/or property insurance policy or policies maintained by Landlord and except to the extent such casualty is caused by the willful misconduct of Tenant or any of Tenant’s agents, employees, contractors, invitees, licensees, sublessees or other representatives; it being agreed by Landlord that Landlord has either obtained all insurance that it requires for such a risk, or has, as a business decision, determined not to maintain such coverage.

16. Condemnation.

16.1 Definition of Terms. For the purposes of this Lease, the term: (a) “Taking” means a taking of the Premises, Common Area or Building or damage related to the exercise of the power of eminent domain and includes, without limitation, a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (b) “Total Taking” means the Taking of the entire Premises or so much of the Premises, Building or Common Area as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; provided, however, that in no event shall the Taking of less than twenty percent (20%) of the Premises or fifty percent (50%) of the Building and Common Area be considered a Total Taking; (c) “Partial Taking” means the Taking of only a portion of the Premises, Building or Common Area which does not constitute a Total Taking; (d) “Date of Taking” means the date upon which the title to the Premises, Building or Common Area or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (e) “Award” means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

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16.2 Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein.

16.3 Total Taking. In the event of a Total Taking during the Lease Term: (a) the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (b) Landlord shall refund to Tenant any prepaid Rent and the unused balance of the Security Deposit; (c) Tenant shall pay Landlord any Rentals due Landlord under the Lease, prorated as of the Date of Taking; (d) to the extent the Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Premises, Tenant shall receive from the Award those portions of the Award attributable to trade fixtures of Tenant; and (e) the remainder of the Award shall be paid to and be the property of Landlord. Nothing contained in this Paragraph 16.3 shall be deemed to deny Tenant its right to recover awards made by the condemning authority for moving costs, relocation costs, and costs attributable to goodwill and leasehold improvements installed by Tenant at Tenant’s sole cost.

16.4 Partial Taking. In the event of a Partial Taking during the Lease Term: (a) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (b) from and after the Date of Taking the Rent shall be an amount equal to the product obtained by multiplying the then current Rent by the quotient obtained by dividing the fair market value of the Premises immediately after the Taking by the fair market value of the Premises immediately prior to the Taking; (c) to the extent the Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Premises, Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant; and (d) the remainder of the Award shall be paid to and be the property of Landlord. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a Partial Taking. Nothing contained in this Paragraph 16.4 shall be deemed to deny Tenant its right to recover awards made by the condemning authority for moving costs, relocation costs, and costs attributable to goodwill and leasehold improvements installed by Tenant.

17. Liens.

17.1 Premises to Be Free of Liens. Tenant shall pay for all labor and services performed for, and all materials used by or furnished to Tenant, Tenant’s agents, or any contractor employed by Tenant with respect to the Premises, subject to Tenant’s right to dispute the same. Tenant shall indemnify, defend and hold Landlord harmless from and keep the Project free from any liens, claims, demands, encumbrances, or judgments, including all costs, liabilities and attorneys’ fees with respect thereto, created or suffered by reason of any labor or services performed for, or materials used by or furnished to Tenant or Tenant’s agents or any contractor employed by Tenant with respect to the Premises. Tenant’s obligations under the immediately preceding sentence shall survive Lease Termination. Landlord shall have the right, at all times, to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord and the Premises, Building, Common Area and Land, and any other party having an interest therein, from mechanics’ and materialmen’s liens, including without limitation a notice of non-responsibility. In the event Tenant is required to post an improvement bond with a public agency in connection with any work performed by Tenant on or to the Premises, Tenant shall include Landlord as an additional obligee.

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17.2 Notice of Lien; Bond. Should any claims of lien be filed against, or any action be commenced affecting the Premises, Tenant’s interest in the Premises or any other portion of the Project, Tenant shall give Landlord notice of such lien or action within five (5) business days after Tenant receives notice of the filing of the lien or the commencement of the action. In the event that Tenant shall not, within thirty (30) days following the date Tenant becomes aware or receives notice of the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien or posting of a proper bond. All such sums paid by Landlord and all expenses incurred by Landlord in connection therewith, including attorneys’ fees and costs, shall be payable to Landlord by Tenant as Additional Rent on demand.

18. Landlord’s Right of Access to Premises. Landlord reserves and shall have the right and Tenant and Tenant’s agents shall permit Landlord and Landlord’s agents to enter the Premises at any reasonable time during normal business hours (except in the event of an emergency) and subject to any reasonable security measures of Tenant that are applied to visitors to the Premises on a non-discriminatory basis for the purpose of (i) inspecting the Premises, (ii) performing Landlord’s maintenance and repair responsibilities set forth herein, (iii) posting notices of non-responsibility during any period of construction, (iv) protecting the Premises in the event of an emergency and (v) exhibiting the Premises to prospective purchasers or lenders at any reasonable time or, within the last twelve (12) months of the Term or following a Default by Tenant hereunder, to prospective tenants. In the event of an emergency, Landlord shall have the right to use any and all means which Landlord reasonably may deem proper to gain access to the Premises. Any entry to the Premises by Landlord or Landlord’s agents in accordance with this Paragraph 18 or any other provision of this Lease shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof nor give Tenant the right to abate the Rentals payable under this Lease. Tenant hereby waives any claims for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, any other loss occasioned by Landlord’s or Landlord’s agents’ entry into the Premises as permitted by this Paragraph 18 or any other provision of this Lease.

19. Landlord’s Right to Perform Tenant’s Covenants. Except as otherwise expressly provided herein, if Tenant shall at any time fail to make any payment or perform any other act required to be made or performed by Tenant under this Lease beyond the expiration of applicable notice and cure periods, Landlord may upon ten (10) days written notice to Tenant, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent that Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All reasonable sums so paid by Landlord and all penalties, interest and reasonable costs in connection therewith shall be due and payable by Tenant as Additional Rent upon demand.

20. Lender Requirements.

20.1 Subordination. This Lease, at Landlord’s option, shall be subject and subordinate to the lien of any mortgages or deeds of trust (including all advances thereunder, renewals, replacements, modifications, supplements, consolidations, and extensions thereof) in any amount(s) whatsoever now or hereafter placed on or against or affecting the Premises, Building or Land, or Landlord’s interest or estate therein without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided, however, Tenant shall not

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be obligated to subordinate its rights and interests under this Lease to any future mortgage or deed of trust unless such mortgagee or holder of such deed of trust grants to Tenant non-disturbance rights which shall provide that this Lease shall not be terminated or modified in any material way in the event of any foreclosure if Tenant is not in default beyond any applicable notice and cure periods under this Lease. If any mortgagee or beneficiary shall elect to have this Lease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of such mortgage or deed of trust or the date of the recording thereof.

20.2 Subordination Agreements. Tenant shall execute and deliver, without charge therefor, such further instruments evidencing subordination of this Lease to the lien of any mortgages or deeds of trust affecting the Premises, Building or Land as may be required by Landlord within twenty (20) days following Landlord’s request therefor; provided that such mortgagee or beneficiary under such mortgage or deed of trust agrees in writing that this Lease shall not be terminated or modified in any material way in the event of any foreclosure if Tenant is not in default under this Lease beyond any applicable notice and cure periods under this Lease. Tenant shall not be obligated to subordinate this Lease to any future mortgage or deed of trust affecting the Premises, Building or Land unless such mortgagee or beneficiary under such mortgage or deed of trust grants non-disturbance rights to Tenant pursuant to such mortgagee’s or beneficiary’s customary form of subordination, non-disturbance and attornment agreement (“SNDA”). Failure of Tenant to execute such instruments evidencing subordination of this Lease shall constitute a Default by Tenant hereunder. Landlord agrees that, promptly following the execution of this Lease, Landlord will obtain from its existing lender, if any, holding a security interest in the Building and Land a SNDA with Tenant on such lender’s customary form of SNDA and otherwise reasonably acceptable to Tenant. If, as of the date this Lease is executed by Tenant, the Building, Land and/or Premises is encumbered by a mortgage or deed of trust, then this Lease shall be conditioned upon such existing mortgagee or deed of trust holder executing and delivering a SNDA to Tenant.

20.3 Approval by Lenders. Tenant recognizes that the provisions of this Lease may be subject to the approval of any financial institution that may make a loan secured by a new or subsequent deed of trust or mortgage affecting the Premises, Building or Land. If the financial institution should require, as a condition to such financing, any non-material modifications of this Lease in order to protect its security interest in the Premises, Tenant agrees to negotiate in good faith with Landlord and such financial institution to agree on mutually acceptable modifications and execute the appropriate amendments; provided, however, that no modification shall change the size, location or dimension of the Premises, or increase the Rentals payable by Tenant hereunder, or reduce Landlord’s obligations hereunder, or reduce Tenant’s rights hereunder.

20.4 Attornment. In the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord and covering the Premises, Building or Land, then, upon written request made therefore by the foreclosing lender or purchaser at such foreclosure sale, Tenant shall attorn to such foreclosing lender or such purchaser upon any such foreclosure or sale and recognize such foreclosing lender or purchaser as the Landlord under this Lease.

20.5 Estoppel Certificates and Financial Statements.

(a) Delivery by Tenant. Tenant shall, within ten (10) business days following request by Landlord therefor and without charge, execute and deliver to Landlord any and all estoppel certificates and current financial statements of Tenant reasonably requested by Landlord in connection with the sale or financing of the Premises, Building or Land, or requested by any lender

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making a loan affecting the Premises, Building or Land. Landlord may require that Tenant in any estoppel certificate shall (i) certify that this Lease is unmodified and in full force and effect (or, if modified, state the nature of such modification and certify that this Lease, as so modified, is in full force and effect) and has not been assigned, (ii) certify the date to which Rentals are paid in advance, if any, (iii) acknowledge that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specify such defaults if claimed, (iv) evidence the status of this Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises, Building or Land or a purchaser of the Premises, Building or Land from Landlord, (v) warrant that in the event any beneficiary of any security instrument encumbering the Premises, Building or Land forecloses on the security instrument or sells the Premises, Building or Land pursuant to any power of sale contained in such security instrument, such beneficiary shall not be liable for the cash Security Deposit or Letter of Credit, as applicable, unless the cash Security Deposit or Letter of Credit actually has been received by the beneficiary from Landlord, (vi) certify that all improvements to be constructed on the Premises by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use, and (vii) certify such other matters relating to the Lease and/or Premises as may be reasonably requested by a lender making a loan to Landlord or a purchaser of the Premises, Building or Land from Landlord. Any such estoppel certificate may be conclusively relied upon by any prospective purchaser of, or entity seeking to encumber, the Premises, Building or Land. Any such estoppel certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises, Building or Land. Any financial statements of Tenant shall include an opinion of a certified public accountant (if available) (or otherwise certified as true and correct by an officer or managing member or managing partner of Tenant) and a balance sheet and profit and loss statement for the most recent fiscal year, or a reasonable substitute for the form of such financial information, all prepared in accordance with generally accepted accounting principles consistently applied.

(b) Nondelivery by Tenant. Tenant’s failure to deliver any financial statement or estoppel certificate as required pursuant to Paragraph 20.5(a) above shall be a Default by Tenant if not delivered to Landlord within five (5) days following Tenant’s receipt of written notice that such financial statement or estoppel certificate required pursuant to Paragraph 20.5(a) is past due.

(c) Delivery by Landlord. Landlord shall, within ten (10) business days following request by Tenant therefor and without charge, execute and deliver to Landlord any and all estoppel certificates reasonably requested by Tenant in connection with the assignment or subletting of this Lease or the Premises, or any portion thereof, or requested by any lender making a loan to Tenant to be secured by any personal property, trade fixtures or equipment of Tenant to be placed in the Premises. Tenant may require that Landlord in any estoppel certificate shall (i) certify that this Lease is unmodified and in full force and effect (or, if modified, state the nature of such modification and certify that this Lease, as so modified, is in full force and effect) and has not been assigned (or if assigned, state to whom this Lease has been assigned by Landlord), (ii) certify the date to which Rentals are paid in advance, if any, (iii) acknowledge that there are not, to Landlord’s knowledge, any uncured defaults on the part of Tenant hereunder, or specify such defaults if claimed, (iv) evidence the status of this Lease as may be required either by a lender making a loan to Tenant to be secured by any personal property, trade fixtures or equipment of Tenant to be placed in the Premises, (v) certify that all improvements to be constructed on the Premises by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use, and (vi) certify such other matters relating to the Lease and/or Premises as may be reasonably requested by a lender making a loan to Tenant to be secured by personal property, trade fixtures or equipment of Tenant to be placed in the Premises or an assignee or sublessee of Tenant’s rights and interests under this Lease or the Premises, or applicable portion thereof. Any such estoppel certificate may be conclusively relied upon by any prospective

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assignee or sublessee of Tenant or entity seeking to encumber such personal property, trade fixtures or equipment of Tenant to be placed in the Premises. Landlord’s failure to deliver any estoppel certificate as required herein shall be a default by Landlord if not delivered to Tenant within five (5) days following Landlord’s receipt of a notice that such estoppel certificates required pursuant hereto is past due.

21. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after Lease Termination shall not constitute a renewal or extension of the Lease Term, nor give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after Lease Termination with the consent of Landlord shall be construed to be a tenancy from month to month, during the first ninety (90) days, at one hundred twenty five percent (125%) of the greater of (i) the monthly Rent for the month preceding Lease Termination, or (ii) the fair market rental value of the Premises (as reasonably determined by Landlord), in addition to all Additional Rent payable hereunder, and thereafter at one hundred fifty percent (150%) of the greater of (i) the monthly Rent for the month preceding Lease Termination, or (ii) the fair market rental value of the Premises (as reasonably determined by Landlord), in addition to all Additional Rent payable hereunder, and shall otherwise be on the terms and conditions herein specified insofar as applicable. If Tenant remains in possession of the Premises after Lease Termination without Landlord’s consent, Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, damage, expense, claim or liability resulting from Tenant’s failure to surrender the Premises, including, without limitation, any claim made by any succeeding tenant based on delay in the availability of the Premises resulting from Tenant’s failure to surrender the Premises following the expiration or earlier termination of the Lease Term. The provisions of this Paragraph 21 shall survive the expiration or earlier termination of this Lease.

22. Notices. Any notice required or desired to be given under this Lease shall be in writing, and all notices shall be given by personal delivery or mailing. All notices personally given on Tenant may be delivered to any person apparently in charge at the Premises, on any corporate officer or agent of Tenant if Tenant is a corporation, or on any one signatory party if more than one party signs this Lease on behalf of Tenant; any notice so given shall be binding upon all signatory parties as if served upon each such party personally. Any notice given pursuant to this Paragraph 22 shall be deemed to have been given when personally delivered, or if mailed, when three (3) business days have elapsed from the time when such notice was deposited in the United States mail, certified or registered mail and postage prepaid, addressed to the party at the last address given for purposes of notice pursuant to the provisions of this Paragraph 22. At the date of execution of this Lease, the addresses of Landlord and Tenant are set forth in Paragraph 1.12 above.

23. Attorneys’ Fees. In the event either party hereto shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rentals, to enforce an indemnity, defense or hold harmless obligation, to terminate the tenancy of the Premises, or to enforce, protect, interpret, or establish any term, condition, or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover, as a part of such action or proceeding, reasonable attorneys’ fees and court costs, including reasonable attorneys’ fees and costs for appeal, as may be fixed by the court or jury. Notwithstanding anything to the contrary contained in this Lease, “prevailing party” as used in this paragraph shall include the party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or considerations substantially equal to the relief sought in the action.

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24. Assignment, Subletting and Hypothecation.

24.1 In General. Tenant shall not voluntarily sell, assign or transfer all or any part of Tenant’s interest in this Lease or in the Premises or any part thereof, sublease all or any part of the Premises, or permit all or any part of the Premises to be used by any person or entity other than Tenant or Tenant’s employees, except as specifically provided in this Paragraph 24.

24.2 Voluntary Assignment and Subletting.

(a) Notice to Landlord. Except for transfers pursuant to Section 24.4, Tenant shall, by written notice, advise Landlord of Tenant’s desire by a stated date (which date shall not be less than thirty (30) days nor more than one hundred twenty (120) days after the date of Tenant’s notice) to assign this Lease or to sublet all or any part of the Premises for any part of the Lease Term. Tenant’s notice shall state the name, legal composition and address of the proposed assignee or subtenant, and Tenant shall provide the following information to Landlord with said notice: a term sheet containing the terms of the proposed assignment agreement or sublease; a financial statement of the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles (or otherwise in a manner reasonably acceptable to Landlord to be able to evaluate the creditworthiness of such proposed assignee or subtenant) within one year prior to the proposed effective date of the assignment or subletting; the nature of the proposed assignee’s or subtenant’s business to be carried on in the Premises; the payments to be made or other consideration to be given on account of the assignment or sublease; and such other pertinent information as may be reasonably requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed assignment or sublease and the prospective assignee or subtenant. If Landlord elects not to recapture the Premises pursuant to the terms of Paragraph 24.2(b) below, then Tenant also shall provide Landlord within a true and complete copy of the proposed assignment agreement or sublease. Tenant’s notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with substantially all information reasonably requested by Landlord pursuant to this Paragraph 24.2. Tenant shall promptly notify Landlord of any modification to the proposed terms of such assignment or sublease.

(b) Offer to Terminate. If Tenant notifies Landlord of its desire to assign this Lease or Tenant’s interest herein or sublet more than fifty percent of the Premises for more than fifty percent of the balance of the Lease Term (other than to a Permitted Transferee as provided in Paragraph 24.4 below), Tenant’s notice shall constitute an offer to terminate this Lease and Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) days after receipt of Tenant’s notice, to terminate the Lease and, in the event of such termination, this Lease shall terminate on the date stated in the notice given by Tenant pursuant to Paragraph 24.2(a) or if not date is so stated in such notice then, this Lease shall terminate on the date such proposed assignment or subletting was to become effective, subject to any obligations which have accrued and are unfulfilled as of such date.

(c) Landlord’s Consent. If Landlord does not exercise its right to terminate pursuant to Paragraph 24.2(b) within fifteen (15) days after receipt of Tenant’s notice, Landlord shall not unreasonably withhold, condition or delay its consent to the proposed assignment or subletting, on the terms and conditions specified in said notice, and Landlord shall deliver its notice to Tenant with respect to its consent or its withholding of its consent within such fifteen (15) day period. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed assignment or sublease, if Landlord withholds its consent where Tenant is in material default beyond any applicable notice and cure period under this Lease, at the time of the giving of Tenant’s notice or at any time thereafter, such withholding of consent shall be presumptively reasonable until such default is cured. In the event Landlord fails to deliver the required notice within such fifteen (15) day period, Tenant shall

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provide Landlord with an additional five (5) business days’ written notice (and such written notice shall expressly include the following: FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE BUSINESS DAYS FOLLOWING RECEIPT OF THIS NOTICE, SHALL BE DEEMED A WITHHOLDING OF CONSENT BY LANDLORD TO THE PROPOSED ASSIGNMENT OR SUBLETTING REFERRED TO IN THIS NOTICE) and, if Landlord does not deliver its consent or notice of its withholding of same within said additional five (5) business day period following Landlord’s receipt of such written notice, Landlord shall be deemed to have withheld its consent to the proposed assignment or subletting referred to in such notice. Except for transfers pursuant to Section 24.4, fifty percent (50%) of any and all rent paid by an assignee or subtenant in excess of the Rentals to be paid under this Lease (prorated in the event of a sublease of less than the entire Premises), after Tenant’s deduction therefrom of (i) tenant improvement costs paid by Tenant in order to obtain the Lease assignment or subletting in question, and (ii) all reasonable brokerage commissions paid by Tenant to third parties not affiliated with Tenant in order to obtain the Lease assignment or subletting in question, shall be paid directly to Landlord, as Additional Rent, at the time and place specified in this Lease. For the purposes of this Paragraph 24, the term “rent” shall include any consideration of any kind received, or to be received, by Tenant from an assignee or subtenant, if such sums are related to Tenant’s interest in this Lease or in the Premises, including, but not limited to key money, bonus money, and payments (in excess of the fair market value thereof) for Tenant’s assets, fixtures, trade fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles, and any capital stock or other equity ownership interest of Tenant. Any assignment or subletting without Landlord’s consent shall be voidable at Landlord’s option, and shall constitute a Default by Tenant. Landlord’s consent to any one assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 24 as to any subsequent assignment or sublease nor a consent to any subsequent assignment or sublease; further, Landlord’s consent to an assignment or sublease shall not release Tenant from Tenant’s obligations under this Lease, and Tenant shall remain jointly and severally liable with the assignee or subtenant.

(d) Assumption of Obligations. In the event Landlord consents to any assignment, such consent shall be conditioned upon the assignee expressly assuming and agreeing to be bound by each of Tenant’s covenants, agreements and obligations contained in this Lease, pursuant to a written assignment and assumption agreement in a form reasonably approved by Landlord. Landlord’s consent to any assignment or sublease shall be evidenced by Landlord’s signature on said assignment and assumption agreement or on said sublease or by a separate written consent prepared by Landlord and to be executed by Tenant and the applicable assignee or sublessee. In the event Landlord consents to a proposed assignment or sublease, such assignment or sublease shall be valid and the assignee or subtenant shall have the right to take possession of the Premises only if an executed original of the assignment or sublease is delivered to Landlord, and such document contains the same terms and conditions as stated in Tenant’s notice to Landlord given pursuant to Paragraph 24.2(a) above, except for any such modifications to which Landlord has consented in writing.

24.3 Collection of Rent. Tenant hereby irrevocably gives to and confers upon Landlord, as security for Tenant’s obligations under this Lease, the right, power and authority to collect all rents from any assignee or subtenant of all or any part of the Premises as permitted by this Paragraph 24, or otherwise, and Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; provided, however, that until the occurrence of any Default by Tenant, or except as provided by the provisions of Paragraph 24.2(c) above, Tenant shall have the right to collect such rent. Upon the occurrence of any Default by Tenant, Landlord may at any time without notice in Landlord’s own name sue for or otherwise collect such rent, including rent past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys’ fees, toward Tenant’s

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obligations under this Lease. Landlord’s collection of such rents shall not constitute an acceptance by Landlord of attornment by such subtenants. In the event of a Default by Tenant, Landlord shall have all rights provided by this Lease and by law, and Landlord may, upon re-entry and taking possession of the Premises, eject all parties in possession or eject some and not others, or eject none, as Landlord shall determine in Landlord’s sole discretion.

24.4 Corporations and Partnerships. If Tenant is a corporation or limited liability company, any dissolution, merger, consolidation or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock or membership interests of Tenant in excess of fifty percent (50%) (other than any sale or transfer on a stock exchange), or any sale (or cumulative sales) of all or substantially all of the assets of Tenant shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partner(s) owning fifty percent (50%) or more (cumulatively) of the partnership, any assignment(s) of fifty percent (50%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. Any such withdrawal or substitution of partners or assignment of any interest in or dissolution of a partnership tenant, and any such sale of stock, membership interests or assets of a corporate or limited liability company tenant or dissolution, merger, consolidation or other reorganization of a corporate or limited liability company without the prior written consent of Landlord shall be a Default by Tenant hereunder. The foregoing notwithstanding, the sale or transfer of any or all of the capital stock of a corporation, the capital stock of which is now or hereafter becomes publicly traded, shall not be deemed an assignment of this Lease.

Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord’s prior written consent (but with prior written notice to Landlord), may sublet the Premises or assign this Lease to (i) a subsidiary, affiliate or corporation controlled by, which controls or is under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of all or substantially all of Tenant’s assets, provided that in either of the latter two instances the successor or purchaser has a net worth not less than the greater of (x) the net worth of Tenant at the time Tenant execute this Lease or (y) the net worth of Tenant as of the effective date of such assignment or subletting (each of the transferees in (i), (ii) and (iii) hereof, a “Permitted Transferee”). Notwithstanding that a Transfer is made to a Permitted Transferee, Tenant shall not be released from any of its obligations under this Lease and such Permitted Transferee shall be required to assume in writing all of Tenant’s obligations hereunder as a condition to such transfer being permitted without Landlord’s prior written consent.

24.5 Reasonable Provisions. Tenant expressly agrees that the provisions of this Paragraph 24 are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the California Civil Code, as amended from time to time, under bankruptcy laws, or for any other purpose.

24.6 Attorneys’ Fees. Except for transfers pursuant to Section 24.4, Tenant shall pay, as Additional Rent, Landlord’s reasonable attorneys’ fees for reviewing, investigating, processing and/or documenting any requested assignment or sublease, whether or not Landlord’s consent is granted.

24.7 Involuntary Transfer. No interest of Tenant in this Lease shall be assignable involuntarily or by operation of law, including, without limitation, the transfer of this Lease by testacy or intestacy. Each of the following acts shall be considered an involuntary assignment:

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(a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or a proceeding under any bankruptcy law is instituted in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

(b) Levy of a writ of attachment or execution on this Lease;

(c) Appointment of a receiver with authority to take possession of the Premises in any proceeding or action to which Tenant is a party; or

(d) Foreclosure of any lien affecting Tenant’s interest in the Premises, which lien was not consented to by Landlord pursuant to Paragraph 24.8.

An involuntary assignment shall constitute a Default by Tenant and Landlord shall have the right to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. In the event the Lease is not terminated, the provisions of Paragraph 24.2(c) regarding rents paid by an assignee or subtenant shall apply. If a writ of attachment or execution is levied on this Lease, or if any involuntary proceeding in bankruptcy is brought against Tenant or a receiver is appointed, Tenant shall have sixty (60) days in which to cause the attachment or execution to be removed, the involuntary proceeding dismissed, or the receiver removed.

24.8 Hypothecation. Tenant shall not hypothecate, mortgage or encumber Tenant’s interest in this Lease or in the Premises or otherwise use this Lease as a security device in any manner without the consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Consent by Landlord to any such hypothecation or creation of a lien or mortgage shall not constitute consent to an assignment or other transfer of this Lease following foreclosure of any permitted lien or mortgage. The foregoing shall not prevent the leasing or financing of equipment or moveable fixtures at the Premises by Tenant.

24.9 Binding on Successors. The provisions of this Paragraph 24 expressly apply to all heirs, successors, sublessees, assignees and transferees of Tenant.

25. Successors. Subject to the provisions of Paragraph 24 above and Paragraph 30.2(a) below, the covenants, conditions, and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns.

26. Landlord Default; Mortgagee Protection. Landlord shall not be in default under this Lease unless Tenant shall have given Landlord written notice of the breach and, within thirty (30) days after notice, Landlord has not cured the breach or, if the breach is such that it cannot reasonably be cured under the circumstances within thirty (30) days, has not commenced diligently to prosecute the cure to completion; provided, however, if Landlord’s failure to perform any obligation under this Lease causes an imminent threat to persons or property, then Landlord shall, upon becoming aware of such imminent threat, promptly take action to alleviate such threat. Any money judgment obtained by Tenant based upon Landlord’s breach of this Lease shall be satisfied only out of the proceeds of the sale or disposition of Landlord’s interest in the Project (whether by Landlord or by execution of judgment) and/or insurance and condemnation proceeds to which Landlord is entitled with respect to the Project. In the event of any breach or default of this Lease by Landlord, Tenant shall not have any recourse against any of Landlord’s members, officers, directors, shareholders or partners with respect to such breach and under no circumstances shall Landlord be liable to Tenant for any claim of consequential damages, including,

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without limitation, lost profits, loss of income or loss of business. In the event of any default on the part of Landlord under this Lease, Tenant shall give notice by registered or certified mail to any beneficiary of a deed of trust or any mortgagee of a mortgage affecting the Premises, Building or Land whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

27. Exhibits. All exhibits attached to this Lease shall be deemed to be incorporated herein by the individual reference to each such exhibit, and all such exhibits shall be deemed to be a part of this Lease as though set forth in full in the body of the Lease.

28. Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenants.

29. Waiver. The waiver by Landlord or Tenant, as applicable, of any breach of any term, covenant or condition herein contained (or the acceptance by Landlord or Tenant of any performance by the other party after the time the same shall become due) shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach thereof or of any other term, covenant or condition herein contained, unless otherwise expressly agreed to by such waiving party in writing. The acceptance by Landlord of any sum less than that which is required to be paid by Tenant shall be deemed to have been received only on account of the obligation for which it is paid (or for which it is allocated by Landlord, in Landlord’s reasonable discretion, if Tenant does not designate the obligation as to which the payment should be credited), and shall not be deemed an accord and satisfaction notwithstanding any provisions to the contrary written on any check or contained in any letter of transmittal. The acceptance by Landlord of any sum tendered by a purported assignee or transferee of Tenant shall not be deemed a consent by Landlord to any assignment or transfer of Tenant’s interest herein. No custom or practice which may arise between the parties hereto in the administration of the terms of this Lease shall be construed as a waiver or diminution of Landlord’s right to demand performance by Tenant in strict accordance with the terms of this Lease.

30. General.

30.1 Captions and Headings. The captions and paragraph headings used in this Lease are for convenience of reference only. They shall not be construed to limit or extend the meaning of any part of this Lease, and shall not be deemed relevant in resolving any question of interpretation or construction of any paragraph of this Lease.

30.2 Definitions.

(a) Landlord. The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title to the Premises. In the event of any transfer(s) of such interest, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall have no further liability under this Lease to Tenant except as to matters of liability which have accrued and are unsatisfied as of the date of such transfer or which the successor (other than a foreclosing lender or purchaser at a foreclosure sale) has not expressly assumed, it being intended that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on Landlord and its successors and assigns only during and in respect of their respective periods of

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ownership of the fee; provided that any funds in the possession of Landlord or the then grantor and as to which Tenant has an interest, less any deductions permitted by law or this Lease, shall be turned over to the grantee. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the provisions of this Paragraph 30.2(a), be binding upon each Landlord and such Landlord’s heirs, personal representatives, successors and assigns only during its respective period of ownership.

(b) Agents. For purposes of this Lease and without otherwise affecting the definition of the word “agent” or the meaning of an “agency,” the term “agents” shall be deemed to include the agents and employees of Landlord or Tenant, as the case may be, and also with respect to Tenant, its officers, directors, members, partners, invitees, contractors, successors, representatives, subcontractors, guests, customers, suppliers, affiliated companies, and any other person or entity related in any way to Tenant.

(c) Interpretation of Terms. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter.

30.3 Copies. Any executed copy of this Lease shall be deemed an original for all purposes.

30.4 Time of Essence. Time is of the essence as to each and every provision in this Lease requiring performance within a specified time.

30.5 Severability. In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. However, if Tenant’s obligation to pay the Rentals is determined to be invalid or unenforceable, this Lease at the option of Landlord shall terminate.

30.6 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

30.7 Joint and Several Liability. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder. If Tenant is a husband and wife, the obligations hereunder shall extend to their sole and separate property as well as community property.

30.8 Construction of Lease Provisions. Although the provisions of this Lease were prepared by Landlord, the doctrine or rule of construction that ambiguities in this Lease shall be construed against the party drafting the same shall not be employed in connection with this Lease and this Lease shall be construed in accordance with the general tenor of the language to reach a fair and equitable result.

30.9 Tenant’s Financial Statements. Tenant hereby warrants that all financial statements delivered by Tenant to Landlord are true, correct, and complete, and prepared in accordance with generally accepted accounting principles. Tenant acknowledges and agrees that Landlord is relying on such financial statements in accepting this Lease, and that a breach of Tenant’s warranty as to such financial statements shall constitute a Default by Tenant.

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30.10 Withholding of Landlord’s Consent. Notwithstanding any other provision of this Lease where Tenant is required to obtain the consent (whether written or oral) of Landlord to do any act, or to refrain from the performance of any act, Tenant agrees that if Tenant is in material default with respect to any term, condition, covenant or provision of this Lease, then, solely for the period that Tenant remains in material default, Landlord shall be deemed to have acted reasonably in withholding its consent if said consent is, in fact, withheld.

31. Signs. Tenant shall not place or permit to be placed any sign or decoration on the Land or on the exterior of the Building or that would be visible from the exterior of the Building or Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Subject to compliance with the provisions of this Paragraph 31, Landlord agrees that Tenant, at its sole cost and expense, may place Tenant identification signage on one panel of the monument sign located outside of the exterior of the Building and dedicated to the Building. Tenant may place “for lease” signs in connection with efforts to assign or sublease the Premises, subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided that all such for lease signs of Tenant shall be removed by Tenant, at Tenant’s cost, not later than one hundred eighty (180) days prior to Lease Termination. In no event shall any Tenant sign revolve, rotate, move or create the illusion of revolving, rotating or moving or be internally illuminated and there shall be no exterior spotlighting or other illumination on any such sign. Tenant, upon written notice by Landlord, shall immediately remove any of Tenant’s signs or decorations that are visible from the exterior of the Building or Premises or that Tenant has placed or permitted to be placed on the Land or the exterior of the Building without the prior written consent of Landlord. If Tenant fails to so remove such sign or decoration within fifteen (15) days after Landlord’s written notice (or such earlier time period as may be prescribed by the City of San Jose if such sign is in violation of any City sign ordinance, rule or regulation), Landlord may enter the Premises and remove such sign or decoration and Tenant shall pay Landlord, as Additional Rent upon demand, the cost of such removal. All signs placed on the Premises, Building or Land by Tenant shall comply with all recorded documents affecting the Premises, including but not limited to any Declaration of Conditions, Covenants and Restrictions; the sign criteria attached hereto as, or set forth in, Exhibit E (as the same may be amended from time to time); and applicable statutes, ordinances, rules and regulations of governmental agencies having jurisdiction thereof. At Landlord’s option, Tenant shall at Lease Termination remove any sign which Tenant has placed on the Premises, Land or the Building, and shall, at its sole cost, repair any damage caused by the installation or removal of such sign. Landlord hereby approves Tenant’s identification sign as depicted on Exhibit H attached hereto and to be placed on the monument sign panel referred to above. Tenant may replace such sign depicted on Exhibit H attached hereto from time to time during the Lease Term provided such replacement sign is substantially the same as that depicted on Exhibit H attached hereto.

32. Landlord as Party Defendant. If, by reason of any act or omission by Tenant or Tenant’s agents, Landlord is made a party defendant concerning this Lease, or any portion of the Project, Tenant shall indemnify Landlord against all liability actually incurred (or threatened against) Landlord as a party defendant, including all damages, costs and reasonable attorneys’ fees.

33. Landlord Not a Trustee. Landlord shall not be deemed to be a trustee of any funds paid to Landlord by Tenant (or held by Landlord for Tenant) pursuant to this Lease, including without limitation the Security Deposit or proceeds of the Letter of Credit. Landlord shall not be required to keep any such funds separate from Landlord’s general funds or segregated from any funds paid to Landlord by (or held by Landlord for) other tenants of the Building. Any funds held by Landlord pursuant to this Lease shall not bear interest.

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34. Interest. Any payment due from Tenant to Landlord shall bear interest from the date due until paid, at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. In addition, Tenant shall pay all costs and reasonable attorneys’ fees incurred by Landlord in the collection of such amounts.

35. Surrender of Premises. On the last day of the Lease Term or upon the sooner termination of this Lease, Tenant shall, to the reasonable satisfaction of Landlord, surrender the Premises to Landlord in good condition (reasonable wear and tear, obsolescence, acts of God, Hazardous Materials other than those stored, used or disposed of by Tenant, its agents, employees, contractors, sublessees, licensees or invitees, and alterations concerning which Landlord has not reserved the right to require removal excepted). Tenant shall remove all of Tenant’s personal property and trade fixtures from the Premises (but not any data communication cabling), and all property not so removed shall be deemed abandoned by Tenant. Furthermore, Tenant shall immediately repair all damage to the Project caused by any such removal. In addition, prior to Lease Termination, Tenant shall, at its sole cost, take all actions necessary to obtain any necessary environmental closure from the applicable governmental authority with respect to Tenant’s use of Hazardous Materials in connection with Tenant’s business. If the Premises are not so surrendered at Lease Termination, Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, damage, expense, claim or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants. The provisions of this Paragraph 35 shall survive Lease Termination.

36. Labor Disputes. In the event Tenant shall in any manner be involved in or be the object of a labor dispute with respect to its contractors or subcontractors for an Alteration which subjects the Premises or any part of the Project to any picketing, work stoppage or other concerted activity which in the reasonable opinion of Landlord is detrimental to the operation of the Project or its tenants, Landlord shall have the right to require Tenant, at Tenant’s own expense and within a reasonable period of time, to use Tenant’s best efforts to either resolve such labor dispute or terminate or control any such picketing, work stoppage or other concerted activity to the extent necessary to eliminate any interference with the operation of the Project. To the extent such labor dispute interferes with the performance of Landlord’s duties hereunder, Landlord shall be excused from the performance of such duties. Failure by Tenant to use its best efforts to so resolve such dispute or terminate or control such picketing, work stoppage or other concerted activity within a reasonable period of time shall (subject to events beyond Tenant’s reasonable control) constitute a Default by Tenant hereunder. Nothing contained in this Paragraph 36 shall be construed as placing Landlord in an employer/employee relationship with any of Tenant’s employees or with any other employees who may be involved in such labor dispute.

37. No Partnership or Joint Venture. Nothing in this Lease shall be construed as creating a partnership or joint venture between Landlord, Tenant, or any other party, or cause Landlord to be responsible for the debts or obligations of Tenant or any other party.

38. Entire Agreement. Any agreements, warranties, or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, whether written or oral, between Landlord and its agents and Tenant and its agents with respect to the Project or this Lease. This Lease constitutes the entire agreement between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until and unless set forth in a written instrument signed by both Landlord and Tenant.

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39. Submission of Lease. Submission of this instrument for Tenant’s examination or execution does not constitute a reservation of space nor an option to lease. This instrument shall not be effective until executed by both Landlord and Tenant. Execution of this Lease by Tenant shall constitute an offer by Tenant to lease the Premises, which offer shall be deemed accepted by Landlord when this Lease is executed by Landlord and delivered to Tenant.

40. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying Rentals and performing its covenants and conditions under the Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the terms of this Lease and of any mortgages or deeds of trust affecting the Premises, and the rights reserved by Landlord hereunder.

41. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of the Landlord and Tenant, respectively. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of said corporation, limited liability company or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, or on behalf of said limited liability company in accordance with a duly adopted resolution of the managing member or members of the limited liability company, or on behalf of said partnership in accordance with the partnership agreement of such partnership, and that this Lease is binding upon said corporation, limited liability company or partnership, as the case may be, in accordance with its terms. If Tenant is a corporation, and this Lease is not executed by two corporate officers, Tenant shall upon execution of this Lease, deliver to Landlord evidence of the authority of the individual executing this Lease on behalf of Tenant to execute this Lease on behalf of Tenant. In the event Tenant should fail to deliver such evidence to Landlord upon execution of this Lease, Landlord shall not be deemed to have waived its right to require delivery of such evidence, and at any time during the Lease Term Landlord may request Tenant to deliver the same, and Tenant agrees it shall thereafter promptly deliver such evidence to Landlord. If Tenant is a corporation, Tenant warrants that: (a) Tenant is a valid and existing corporation; (b) Tenant is qualified to do business in California; (c) all fees and all franchise and corporate taxes are paid to date, and will be paid when due; (d) all required forms and reports will be filed when due; and (e) the signers of this Lease are properly authorized to execute this Lease.

42. Brokerage Commissions. Each party hereto represents and warrants to the other that it has not retained or worked with any broker or finder other than Cassidy Turley BT Commercial (“BT”), representing the Landlord, and CRESA Partners (“CRESA”), representing the Tenant, in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby. BT and CRESA are collectively referred to in this Paragraph 42 as “Brokers”. Landlord agrees to pay Brokers a brokerage commission in connection with this Lease pursuant to a separate agreement between Landlord and Brokers. Landlord and Tenant do each hereby agree to indemnify, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any broker, finder or other similar party (other than Brokers (except that Landlord shall indemnify, defend and hold harmless Tenant with respect to any breach of Landlord’s obligation to pay the Brokers a brokerage commission in connection with this Lease as provided above)) by reason of any dealings or actions of the indemnifying party, including any costs, expenses and/or attorneys’ fees reasonably incurred with respect thereto. The obligation to indemnify, defend and hold harmless as set forth in the immediately preceding sentence shall survive the termination of this Lease.

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43. Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original and together shall constitute one instrument.

[balance of page is intentionally blank; signature page follows on next page]

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IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date set forth below.

LANDLORD:

702/703 INVESTORS LLC, a Delaware limited liability company

By:	PCCP CS III 702/703, LLC,
a Delaware limited liability company
Its:	Managing Member

	By:	/s/ Aaron A. Giovara
	Name:	Aaron A. Giovara
	Its:	Vice President

TENANT:

CELL BIOSCIENCES, INC., a Delaware corporation

By:	/s/ Jason Novi
Name:	Jason Novi
Its:	CFO

By:
Name:
Its:

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EXHIBIT A

EXHIBIT B

EXHIBIT C

EXHIBIT C

EXHIBIT D

COMMENCEMENT DATE LETTER

Re:	Lease dated March 17, 2011, between 702/703 Investors, LLC, a Delaware limited liability company, as Landlord, and Cell Biosciences, Inc., as Tenant, concerning that premises, consisting of approximately twenty thousand seventy-three (20,073) rentable square feet, more or less, located in an approximately forty thousand four hundred thirteen (40,413) square foot building situated at 71 and 81 E. Daggett Drive, San Jose, California (the “Premises”).

Ladies and Gentlemen:

In accordance with the subject Lease, we wish to advise and/or confirm as follows:

1. Landlord delivered possession of the Premises to Tenant on             , 2011, with all improvements and work, if any, completed in a good and workmanlike manner and otherwise in the condition required under the Lease and Tenant accepted possession of the Premises, subject to the provisions of Paragraph 2.4 of the Lease.

2. The Commencement Date of the Lease Term for the Premises is             , 2011 (the “Commencement Date”) and the initial Lease Term for the Premises expires on             ,             , 2011 (the “Ending Date”), unless sooner terminated according to the terms of the Lease.

3. Each party represents and warrants to the other that it is duly authorized to enter into this document and that the person signing on its behalf is duly authorized to sign on behalf of such party.

LANDLORD:

702/703 Investors, LLC, a Delaware limited liability company

By:	PCCP CS III 702/703, LLC, a Delaware limited liability company

Its:	Managing Member
By:
Name:
Its:

ACCEPTED AND AGREED:

TENANT:

Cell Biosciences, Inc., a California corporation

By:	/s/ Jason Novi
Name:	Jason Novi
Its:	CFO

EXHIBIT E

SIGN CRITERIA

None existing as of date of Lease

EXHIBIT F

LEGAL DESCRIPTION OF LAND WITHIN PROJECT

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL 1 AS SHOWN ON THAT PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA ON APRIL 17, 1981 IN BOOK 483 OF MAPS, PAGES 3 AND 4.

APN: 101-30-004 AND 101-30-005

EXHIBIT G-1

COMERICA FORM OF LETTER OF CREDIT

SPECIMEN LANGUAGE ONLY

COMERICA BANK HAS PREPARED THIS SPECIMEN UPON THE REQUEST AND BASED ON THE INFORMATION PROVIDED. NO REPRESENTATION AS TO THE ACCURACY OR WILLINGNESS FOR COMMITMENT IS MADE BY COMERICA BANK TO ISSUE THIS LETTER OF CREDIT IN THIS OR ANY OTHER FORM.

APPROVED BY <Applicant’s name>

                                                                                                                                                   DATE

---WHEN SIGNED, THIS EXHIBIT A WILL BECOME AN INTEGRAL PART OF THE CORRESPONDING STANDBY LETTER OF CREDIT APPLICATION AND AGREEMENT.

<bank header>

DATE OF ISSUE: …

IRREVOCABLE STANDBY LETTER OF CREDIT NO. ******-**

“BENEFICIARY”	: <name and physical address>
“ACCOUNT PARTY”	: <name>
“EXPIRY DATE”	: <date>, AND ANY AUTOMATICALLY EXTENDED DATE, AS HEREIN PROVIDED
“TOTAL AMOUNT”	: <amount in figure and words>

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR, FOR THE ACCOUNT PARTY, FOR A SUM NOT EXCEEDING THE TOTAL AMOUNT, STATED ABOVE, AVAILABLE WITH COMERICA BANK, BY PRESENTATION OF THE FOLLOWING:

+ THIS ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS HERETO.

+ SIGHT DRAFT, DRAWN ON COMERICA BANK AND REFERENCING THIS LETTER OF

CREDIT NUMBER

+ A STATEMENT SIGNED BY THE BENEFICIARY WITH THE FOLLOWING WORDING:

“THE BENEFICIARY CERTIFIES THAT THERE HAS BEEN A FAILURE TO PERFORM UNDER LEASE DATED <date> BETWEEN ACCOUNT PARTY AND <bene>. ALL APPLICABLE NOTIFICATION AND CURE PERIODS AS SET FORTH IN SAID LEASE HAVE EXPIRED AND THE AMOUNT HEREBY DRAWN REFLECTS FUNDS OWED TO <bene>.”

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST FORTY FIVE (045) DAYS PRIOR TO THE EXPIRATION DATE WE SHALL SEND TO YOU BY COURIER, OUR WRITTEN NOTICE THAT WE ELECT NOT TO EXTEND THIS CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTIFICATION WILL BE SENT TO THE BENEFICIARY’S ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER, QUOTING OUR LETTER OF CREDIT NUMBER. SAID CHANGE OF ADDRESS NOTIFICATION MUST BE RECEIVED BY COMERICA BANK, AT OUR ABOVE ADDRESS.

THIS IRREVOCABLE STANDBY LETTER OF CREDIT IS TRANSFERABLE AND CAN BE SUCCESSIVELY TRANSFERRED TO ANY TRANSFEREE THAT BENEFICIARY STATES IN WRITING TO US HAS SUCCEEDED AS BENEFICIARY UNDER THIS LETTER OF CREDIT, PROVIDED THAT TRANSFEREE IS NOT LOCATED IN OR A NATIONAL OF, OR CONTROLLED BY AN ENTITY LOCATED IN ANY COUNTRY SUBJECT TO FOREIGN ASSET CONTROL REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY. THIS LETTER OF CREDIT IS TRANSFERABLE ONLY BY COMERICA BANK. IF TRANSFERRED, THE CREDIT MUST BE RETURNED TO US

ALONG WITH ALL AMENDMENTS TOGETHER WITH A TRANSFER REQUEST SUPPLIED BY COMERICA BANK UPON REQUEST, DULY EXECUTED. IN CASE OF ANY TRANSFER UNDER THIS STANDBY LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

IN THE EVENT YOU WISH TO CANCEL THIS LETTER OF CREDIT, THIS ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS HERETO MUST BE SUBMITTED TO COMERICA BANK, ACCOMPANIED BY YOUR LETTER NOTIFYING US OF YOUR INTENT TO CANCEL.

ALL DOCUMENTS ARE TO BE FORWARDED IN ONE LOT AT THE BENEFICIARY’S EXPENSE BY COURIER TO COMERICA BANK, INTERNATIONAL TRADE SERVICES, AT THE COMERICA BANK ADDRESS EVIDENCED ABOVE.

WE ENGAGE WITH YOU THAT THE DRAFT(S) AND OR DOCUMENTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED ON DELIVERY OF DOCUMENTS AT OUR OFFICES AS INDICATED HEREIN OR ANY OTHER SUCH LOCATION AS WE MAY ADVISE YOU IN WRITING.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES—ISP98”, ICC PUBLICATION NO.590.

SPECIMEN LANGUAGE ONLY

EXHIBIT G-2

FORM OF LETTER OF CREDIT

LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATE:

BENEFICIARY:	702/703 INVESTORS, LLC
c/o South Bay Development Company
1690 Dell Avenue Campbell, CA 95008

Attn: Scott Trobbe

APPLICANT:	CELL BIOSCIENCES, INC.

AMOUNT:	US $264,963.60

EXPIRATION DATE:

LOCATION:	AT OUR COUNTERS IN , California

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.             IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.	DATED CERTIFICATION FROM THE BENEFICIARY STATING THAT BENEFICIARY IS ENTITLED TO DRAW UPON THIS LETTER OF CREDIT PURSUANT TO THAT CERTAIN LEASE BETWEEN BENEFICIARY AND APPLICANT DATED , 2011.

PARTIAL DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY THE BENEFICIARY UPON OUR RECEIPT OF THE ATTACHED “EXHIBIT A” DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT, A REASONABLE TRANSFER FEE AND ALL AMENDMENT(S), IF ANY.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE BUT IN ANY EVENT NOT BEYOND [INSERT DATE 45 DAYS BEYOND ENDING DATE OF LEASE], WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT, UNLESS, AT LEAST 30 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN THE EVENT THIS LETTER OF CREDIT IS NOT EXTENDED FOR AN ADDITIONAL PERIOD AS PROVIDED ABOVE, YOU MAY DRAW HEREUNDER. SUCH DRAWING MUST BE MADE AND PRESENTED TO US BEFORE THE THEN EXPIRATION DATE OF THIS LETTER OF CREDIT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO:                                                      .

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT “A” TO EXHIBIT “G-2”

DATE:

TO:	RE:	STANDBY LETTER OF CREDIT
NO.
ISSUED BY
L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

SIGNATURE OF BENEFICIARY

SIGNATURE AUTHENTICATED

(NAME OF BANK)

AUTHORIZED SIGNATURE

EXHIBIT H